UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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WOLFSPEED, INC.
(Name of Registrant as Specified In Its Charter)
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_________________________________________________________________

To the Stockholders of Wolfspeed, Inc.:

The 2025 Annual Meeting of Stockholders of Wolfspeed, Inc. (the “Annual Meeting”) will be held virtually at www.virtualshareholdermeeting.com/WOLF2025 on Tuesday, December 16, 2025, at 12:00 p.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:
•Proposal No. 1—Election of seven directors
•Proposal No. 2—Advisory (nonbinding) vote to approve executive compensation
•Proposal No. 3—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 28, 2026
All stockholders are invited to attend the meeting. Only stockholders of record at the close of business on October 14, 2025 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Melissa Garrett
Secretary
Durham, North Carolina
October 23, 2025

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about October 30, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2025 Proxy Statement and 2025 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice of Internet Availability of Proxy Materials or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

WOLFSPEED, INC.
____________________
PROXY STATEMENT
____________________

2025 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders	•	Place: Virtually at www.virtualshareholdermeeting.com/WOLF2025
	•	Date and time: Tuesday, December 16, 2025, at 12:00 p.m.
	•	Record Date: October 14, 2025
	•	Approximate Date of Availability of Proxy Materials: October 30, 2025
•
Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of seven directors (FOR THE NOMINEES)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 28, 2026 (FOR)

Board nominees	•	Anthony M. Abate. Executive Chairman of GTT Communications, Inc. and the lead director of Southeastern Grocers. Director since September 2025.
	•	Michael W. Bokan. Retired Senior Vice President of Worldwide Sales of Micron Technology. Director since September 2025.
	•	Robert A. Feurle. Chief Executive Officer of the Company. Director since May 2025.
	•	Hong Q. Hou. President and Chief Executive Officer of Semtech Corporation. Director since September 2025.
	•	Mark E. Jensen. Director of Lattice Semiconductor Corporation and former executive at Deloitte & Touche LLP. Director since May 2025.
	•	Eric S. Musser. Former President and Chief Operating Officer of Corning Incorporated. Director since September 2025.
	•	Paul V. Walsh, Jr. Board member of Semtech Corporation and Kopin Corporation and former Chief Financial Officer at Allegro MicroSystems, Inc. Director since May 2025.

Executive officers	•	Robert A. Feurle, Chief Executive Officer
	•	Gregor van Issum, Executive Vice President and Chief Financial Officer
	•	David T. Emerson, Ph.D., Executive Vice President and Chief Operating Officer

Advisory (nonbinding) vote to approve executive compensation	Annually, our stockholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

Independent auditors
Although not required, we ask stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 28, 2026. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Wolfspeed, Inc. (the “Company”) is asking for your proxy for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held virtually online on Tuesday, December 16, 2025, at 12:00 p.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the seven directors listed in this proxy statement; (2) advisory (nonbinding) vote to approve executive compensation; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 28, 2026.
You can attend the meeting online, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/WOLF2025 and entering your unique 16-digit “Control Number” that is printed on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that you received. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the phone number posted on the date of the Annual Meeting at www.virtualshareholdermeeting.com/WOLF2025 for general technical questions. If you lost your 16-digit control number or are not a stockholder, you will still be able to attend the meeting by visiting www.virtualshareholdermeeting.com/WOLF2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares at the meeting or submit questions during the meeting.
The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 28, 2026.
Beginning on or about October 30, 2025, proxy materials for the annual meeting, including this proxy statement and our 2025 Annual Report, are being made available to stockholders entitled to vote at the Annual Meeting. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on December 16, 2025:
The Annual Report and proxy statement will be available on the Internet at
www.wolfspeed.com/annualmeeting
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our stockholders primarily via the Internet. Beginning on or about October 30, 2025, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only stockholders of record of the Company at the close of business on October 14, 2025 are entitled to vote at the Annual Meeting and any adjournments of the meeting. As of the record date, there were 25,855,390 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•Voting by Internet. You can vote over the Internet at www.proxyvote.com. The deadline for voting over the Internet is Monday, December 15, 2025 at 11:59 p.m. Eastern time.
•Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Monday, December 15, 2025 at 11:59 p.m. Eastern time.
•Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, December 15, 2025.
•Voting at the Annual Meeting. If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date (October 14, 2025), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WOLF2025 and following the instructions to vote or submit questions during the meeting. In order to vote you will need the 16-digit control number that appears on your Notice, proxy card or voting instruction form, as applicable. Each stockholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of common stock, you may receive and need to vote more than one control number.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting virtually; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 28, 2026.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are not permitted to vote in the election of directors (and many other matters, including Proposal 2) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 3 if you do not instruct your broker how you wish to vote your shares.

Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority in voting power of the stock issued and outstanding and entitled to vote is present by remote communication or represented by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
•Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The seven nominees who receive the most votes will be elected to fill the available positions. Stockholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes; however, because directors will be elected by a plurality of votes cast, votes withheld will have no effect in an uncontested election of directors (except as follows).
As set forth in the Corporate Governance Guidelines adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chair prior to the first regular meeting of the Board that follows the meeting of stockholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective only if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.
•Proposal 2 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
•Proposal 3 (Ratification of Appointment of Auditors). Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2026 will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Although stockholder ratification of the appointment is not required by law or the Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the stockholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the stockholders.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
All seven persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the proxies solicited by the Board of Directors may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of stockholders or until such time as his or her successor has been duly elected and qualified.

The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Guidelines, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Guidelines, under which the Chief Executive Officer is expected to hold shares with a value not less than six times his base salary, and each non-employee member of the Board is expected to hold shares with a value not less than five times the sum of the director’s annual cash retainers for service on the Board and on Board committees, within five years after election or appointment to the Board. A copy of the Corporate Governance Guidelines is available on the Company’s website at https://investor.wolfspeed.com under “Governance”.
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Governance and Nominations Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Anthony M. Abate	61
Mr. Abate has been a member of the Board of Directors since September 2025. He is an experienced board director, entrepreneur, and executive with more than four decades of leadership in technology, telecom, and consumer sectors. Mr. Abate currently serves as chairperson of GTT Communications, Inc., a global Tier-1 IP network as a service provider, Mitel Networks Corporation, a business communications and collaboration service provider, and Tacora Resources Inc., a specialty iron-ore mining company. Previously he served as independent director and audit committee chair of Denbury Inc. (NYSE:DEN) until it was acquired by Exxon Mobil Corporation in 2023, chairperson and lead director of Southeastern Grocers, and independent director of TOPS Markets (now Northeastern Grocers), Broadview Networks, Looking Glass Networks, and Cbeyond Communications.
Mr. Abate spent 20 years in operating roles, most recently as executive chairperson of GTT Communications post its financial restructuring, reverting to non-executive chair in 2024 after rebuilding the management team. Mr. Abate also served as chief operating officer and chief financial officer of Echo360, Inc., a global SaaS education and corporate training platform, from 2007 to 2021. Prior to his operating roles, Mr. Abate spent a decade as an investor at Battery Ventures and Whitney & Co, serving on the boards of several private equity-backed businesses. Mr. Abate also served as a strategy consultant in the TMT sector for McKinsey & Company. Mr. Abate began his career as a US Air Force officer developing advanced radar and analytics systems for stealth aircraft. Mr. Abate holds a MBA from Harvard Business School and a Bachelor of Science in Electrical Engineering from Duke University.
			2025
Michael W. Bokan	64
Mr. Bokan has been a member of the Board of Directors since September 2025. Mr. Bokan is a seasoned semiconductor executive with nearly three decades of leadership positions at Micron Technology (Nasdaq:MU), a semiconductor manufacturing company. He most recently served as Senior Vice President of Worldwide Sales from September 2018 until his retirement in May 2025. Prior to that, he held a number of leadership positions at Micron, including Corporate Vice President of Worldwide Sales and Vice President of OEM Sales. Before joining Micron, Mr. Bokan worked in the medical industry in sales, management, and organizational development roles. He holds a Bachelor of Science in Business from Colorado State University.
Mr. Bokan’s qualifications to serve as a director include his long history of executive leadership positions at a semiconductor company that involved experience leading global sales organizations through business growth initiatives.
			2025

Name	Age	Principal Occupation and Background	Director Since
Robert A. Feurle	55
Robert Feurle has served as the Company’s Chief Executive Officer and as a member of the Board of Directors since May 2025. Previously, Mr. Feurle served as Executive Vice President and General Manager of the Business Unit Opto Semiconductors at ams-OSRAM AG (SIX:AMS), a light and sensor developer and producer and semiconductor manufacturer, and a member of the company’s Executive Committee since March 2022. He also served as Executive Vice President and General Manager of the Business Unit Image Sensor Solutions at ams-OSRAM AG from July 2020 to March 2022. Mr. Feurle previously served as Vice President and General Manager of Integrated Solutions and Discretes at Infineon Technologies AG from November 2015 to June 2020. Prior to Infineon Technologies, he served as Vice President of Marketing and Program Management for the Compute and Networking Business at Micron Technology, Inc. (Nasdaq: MU) from April 2009 to November 2015. Earlier, he served as Senior Vice President and General Manager of the DRAM Business Unit and then the Graphics DRAM Business Unit at Qimonda AG from December 2005 to March 2009. He also held various roles at Infineon Technologies from August 1999 to May 2005, including Director of Embedded DRAM Development and later Senior Director of the Specialty DRAM Product Line. He began his career at Siemens AG in 1996. Mr. Feurle holds a degree in Electrical Engineering from the University of Applied Sciences in Konstanz, Germany.
Mr. Feurle brings to the board extensive leadership and deep industry experience from his long career serving in management positions in the semiconductor industry. Further, Mr. Feurle’s leadership position as the Chief Executive Officer of the Company equips him with a unique perspective to inform Board deliberations on the vision for the Company moving forward in addition to crucial insights on the general management and operations of the Company.
			2025

Name	Age	Principal Occupation and Background	Director Since
Hong Q. Hou	61
Dr. Hou has been a member of the Board of Directors since September 2025. Dr. Hou has served as president and chief executive officer of Semtech Corporation (Nasdaq:SMTC), a fabless semiconductor IC and cellular IoT systems and service company, since June 2024 and as a member of Semtech’s Board of Directors since July 2023. Before this, Dr. Hou most recently served as president of the Semiconductor Group at Brooks Automation, a provider of automated wafer handling and contamination control solutions for the semiconductor manufacturing industry, from February 2023 until June 2024. Prior to that, Dr. Hou was corporate vice president and general manager of the cloud and edge networking group of Intel Corporation (Nasdaq:INTC), a semiconductor manufacturing company, from August 2018 until February 2023. Previously, Dr. Hou held executive leadership positions at Fabrinet (NYSE:FN), AXT, Inc. (Nasdaq:AXTI), and EMCORE Corporation (Nasdaq:EMKR). He also held technical roles at Bell Laboratories and Sandia National Laboratories. Dr. Hou holds a Ph.D. in Electrical Engineering from the University of California at San Diego and a Bachelor of Science from Jilin University, China.
Mr. Hou’s qualifications to serve as a director include his extensive experience as an accomplished, multi-national technology executive who has been recognized as a global enterprise leader with a strong technical and business transformation record in dynamic, competitive markets.
			2025
Mark E. Jensen	75
Mr. Jensen has been a member of the Board of Directors since May 2025. He served as an executive at Deloitte & Touche LLP until his retirement in 2012, holding a variety of leadership roles including U.S. Managing Partner–Audit and Enterprise Risk Services, Technology Industry, and U.S. Managing Partner–Venture Capital Services Group. Prior to joining Deloitte, Mr. Jensen was Chief Financial Officer of Redleaf Group and served as Managing Partner of Arthur Andersen LLP’s Silicon Valley Office, where he also led the firm’s Global Technology Industry Practice. Mr. Jensen currently serves on the boards of Lattice Semiconductor Corporation (Nasdaq:LSCC) and Chrome Holding Co. (formerly known as 23andMe Holding Co.) (OTC:MEHCQ), and previously served on the boards of Exabeam, Inc., Unwired Planet, Inc., Control4 Corporation, and ForeScout Technologies, Inc. He brings extensive experience in finance, accounting, and corporate governance, particularly within the technology and semiconductor sectors.
Mr. Jensen’s qualifications to serve as a director include business experience in a number of advanced technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.
			2025

Name	Age	Principal Occupation and Background	Director Since
Eric S. Musser	66
Mr. Musser has been a member of the Board of Directors since September 2025. Mr. Musser had a 39-year career with Corning Incorporated (NYSE:GLW), a materials science company, serving in progressively responsible leadership positions culminating as President and Chief Operating Officer from April 2020 until September 2025. In 2014, he was appointed Executive Vice President, Corning Technologies and International. Mr. Musser served as General Manager, Corning Greater China from 2007 to 2012 and President of Corning International from 2012 to 2014. Prior to joining Corning in 1986, he served five years in the U.S. Army. He is a graduate of the U.S. Military Academy at West Point (B.S.) and George Washington University (M.S.).
Mr. Musser’s qualifications to serve as a director include his years in executive leadership positions of a publicly traded company where he exhibited operational expertise at all levels of management. Mr. Musser also has technical aptitude related to materials, products, and manufacturing processes and equipment. Mr. Musser has significant experience conducting business in China.
			2025
Paul V. Walsh, Jr.	61
Mr. Walsh has been a member of the Board of Directors since May 2025. He served as Chief Financial Officer, Senior Vice President and Treasurer at Allegro MicroSystems, Inc. (Nasdaq:ALGM), a global semiconductor company focused on sensor and power integrated circuits for automotive and industrial applications, from 2014 until his retirement in 2022. Prior to Allegro, Mr. Walsh was Chief Financial Officer and Senior Vice President at Rocket Software, Inc., a global software development firm, from 2013 to 2014. From 2004 to 2013, he held several financial leadership roles at Silicon Laboratories Inc. (Nasdaq:SLAB), including Chief Financial Officer and Senior Vice President from 2011 to 2013 and Chief Accounting Officer and Vice President of Finance from 2006 to 2011. Mr. Walsh currently serves on the boards of Semtech Corporation (Nasdaq:SMTC) and Kopin Corporation (Nasdaq:KOPN), and previously served on the boards of Nitero, Inc. and Grande Communications Networks, LLC. He brings more than 30 years of operational and financial leadership in the semiconductor industry.
Mr. Walsh’s qualifications to serve as a director include his extensive experience in the global semiconductor industry, with service as Chief Financial Officer for two public companies in the industry, which we believe provides our Board with valuable executive-level insights and broad and diverse operational industry experience.
			2025

Summary of Skills of Nominees

The Board of Directors recommends stockholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Feurle serves as both an executive officer of the Company and a member of the Board of Directors. Gregor van Issum (age 47) and David T. Emerson, Ph.D. (age 57) also serve as executive officers of the Company.
Mr. van Issum was appointed as Executive Vice President and Chief Financial Officer of the Company effective September 1, 2025. He most recently served as EVP, Group Controller and Chief Transformation and Performance Officer at ams-OSRAM AG (SIX: AMS), a light and sensor developer and producer and semiconductor manufacturer, and a member of the company’s Executive Committee, beginning June 2020. He also served as Senior Vice President and Head of F&A at ams-OSRAM AG from March 2018 to June 2020. Mr. van Issum previously held various roles at NXP Semiconductors GmbH (Nasdaq: NXPI) from 2007 to 2018. He began his career at Royal Philips in 2002. Mr. van Issum holds a masters degree in Information Economics from Tilburg University in Tilburg, the Netherlands, and a degree in Executive Master of Finance and Control at the University of Maastricht in Maastricht, the Netherlands.
Dr. Emerson was appointed as Executive Vice President and Chief Operating Officer of the Company effective May 22, 2025. He has most recently served as Principal of Triphammer Solutions, LLC, a consulting firm, beginning July 2022. From January 2020 to June 2022, Dr. Emerson served as President, Chief Executive Officer, and a board member of EmitBio, Inc., a medical device light therapy company. Prior to that time, Dr. Emerson held multiple positions with the Company (when operating as Cree, Inc.) for more than 20 years, including serving as Executive Vice President of the LED Products business from September 2017 to December 2018 (having led the LED Products business as General Manager of that business since December 2013). Dr. Emerson holds both a Ph.D. and BS in Electrical and Electronics Engineering from Cornell University.
Code of Ethics and Code of Conduct
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at https://investor.wolfspeed.com under “Governance”. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Wolfspeed, Inc., 4600 Silicon Drive, Durham, NC 27703.
We have also adopted a Code of Conduct that applies to all of our employees, including our officers, and our directors. The Code of Conduct sets forth our policies and expectations for employees and directors to act ethically and in compliance with applicable laws, rules and regulations generally and with respect to certain specific topics. The full text of our Code of Conduct is published on our website at https://investor.wolfspeed.com under “Governance”.
Board Composition and Independence of Directors
The size of the Board of Directors is fixed by resolution of the Board, presently set at seven members. Seven persons have been nominated for election at the Annual Meeting. The proxies solicited by the Board of Directors cannot be voted for more than seven nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of the New York Stock Exchange (the “NYSE”), or the NYSE Listing Rules. Currently, the Board of Directors is composed of Messrs. Abate, Bokan, Feurle, Hou, Jensen, Musser, and Walsh . The Board of Directors has determined that six of the present directors— Messrs. Abate, Bokan, Hou, Jensen, Musser, and Walsh—are each an “independent director” within the meaning of the applicable NYSE Listing Rules. In addition, the Board of Directors previously determined that Messrs. Hodge, Jackson, Riley, Smith, and Werner and Mses. Dorchak and Le, who served on the Board during fiscal 2025 and a portion of fiscal 2026, were each an “independent director” within the meaning of the applicable NYSE Listing Rules.

The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chair of the Board, the Lead Independent Director (if the Chair is not independent), and the Chair of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chair of the Board under our Bylaws are to preside at meetings of the Board of Directors and stockholders and to perform such other duties as may be directed by the Board from time to time. The Chair also has the power to call meetings of the Board of Directors and of the stockholders. Mr. Abate has served as Chair of the Board since September 2025. Mr. Werner previously served as Chair of the Board from October 2023 until his departure in September 2025 in connection with our exit from chapter 11 bankruptcy.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairpersons of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Guidelines, the Chair of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the stockholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Abate hold the position of Chair of the Board. This determination is based in part upon the experience, leadership qualities and skills that Mr. Abate brings to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. As such, the Board determined that Mr. Abate’s ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chair and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting itself or through one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry, changes in economic conditions and cybersecurity. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance. The Company’s General Counsel attends Audit Committee meetings and is responsible for the Company’s global corporate compliance program, consisting of legal and regulatory policies and procedures, that includes employee training on how to implement and comply with these policies and procedures.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Compensia, Inc., or Compensia, independent consultants to the Compensation Committee for fiscal 2025, specifically relating to our executive compensation. The risk assessment of compensation policies and practices, focusing on programs with variable compensation, included:
•restricted stock unit awards and performance stock unit awards under our 2023 Long-Term Incentive Compensation Plan, or the LTIP, and our 2013 Long-Term Incentive Compensation Plan, or the Prior LTIP (collectively, the LTIPs); and
•awards under our cash incentive bonus plan, in which most of our senior managers participate and may receive payments based upon achieving annual corporate financial goals.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our stockholders.
Corporate Social Responsibility
The Company is committed to creating a responsible, resilient and sustainable business ecosystem. Our focus is on making a meaningful impact on our people, communities and the environment.
For more than 35 years, since the Company’s beginnings in a lab at NC State University, the Company has been innovating and delivering technology solutions designed to enable our customers and society to do more with less—by supplying semiconductor components that enable greater efficiency and performance, smaller systems, and lower costs. We’re leading the transformation from silicon to silicon carbide as we help shape the future of semiconductor markets, the transition to electric vehicles, the evolution of renewable energy and energy storage, and the advancement of industrial, artificial intelligence, and aerospace and defense applications.
People and Communities
We are committed to creating and sustaining a culture where all employees are engaged and can contribute to their full potential. Our culture fosters an inclusive workplace, and our hiring efforts develop employees from the communities where we operate. Employee health and safety is key to our culture and success. Our employees are empowered to actively identify safety issues, take ownership for working safely, openly report concerns, and recognize positive behaviors that promote a safe work environment. We aim to hire the best available talent, develop our employees, and promote from within. We fuel long-term growth opportunities through an internal mobility practice that combines ongoing workforce development, leadership training, education assistance and career path planning.
We continue to strengthen our culture of empowering and listening to our people. Our employees have created nine employee resource groups (ERGs) with hundreds of participants. With the input from these ERGs, we have been steadily improving the inclusivity of our culture along with our people’s daily experience, including benefits programs that more closely align with their needs. Providing our employees with an environment to do their best work is our top priority.
Whether through corporate events and sponsorships, volunteer opportunities or employee-led initiatives, we live our values everyday by striving to do the right thing at work and in our local communities. As we execute on our capacity expansions, we continue to cultivate further opportunities to positively impact and engage local communities and populations.
Culture & Community
Wolfspeed strives to foster an inclusive and engaged workplace culture where every employee feels valued, respected, and empowered to thrive. By building a strong sense of community where employees feel connected and supported, we aim to enhance collaboration and innovation, enabling employees to show up each day to do their best and most productive work.
Our efforts to foster an inclusive and engaged workplace include our ERGs and a Culture & Community leadership team who partners with our Human Resources department and various scholarship programs in our surrounding communities. Our ERGs include The Asian American and Pacific Islander ERG; The Black|Hispanic|Latinx ERG; The Mental Health Allies ERG; The PRIDE ERG; The Veterans Pact ERG; The Women’s Initiative ERG, the Early-In-Career ERG, the Interfaith Networks ERG; and our latest addition, The Trailblazers ERG. We believe these ERGs and their initiatives help contribute to the development of future leaders, increased employee engagement, expanded market reach and cultivating an inclusive culture.
Environmental Sustainability
Our business is anchored in the transformative power of silicon carbide technology. Our pioneering products are catalysts for energy-efficient solutions that reduce greenhouse gas emissions and diminish reliance on fossil fuels. Our ambition is to craft products that not only champion energy efficiency but also minimize ecological footprints and embody sustainable life cycles in line with circular economy principles.
As we increase our production capabilities, our commitment to environmental stewardship remains paramount. Our operations strive to continually enhance our environmental performance, reducing the cumulative impact of our manufacturing activities. Our expansion is synonymous with sustainability; our new facilities are designed with integrated conservation measures, encompassing energy, water, and waste management.
In tandem with our environmental initiatives, we uphold a “Zero-Defect Mindset” across our manufacturing sites. This philosophy is focused on curtailing waste, optimizing raw material utilization, and elevating customer satisfaction. It is a cornerstone in meeting the stringent quality demands of our target industries and is reflective of our commitment to product excellence and reliability.
For more information about our corporate responsibility efforts, please refer to the Sustainability section of our website at www.wolfspeed.com/company/sustainability. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.
Attendance at Meetings
The Board of Directors held 28 meetings during fiscal 2025. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
In accordance with our Corporate Governance Guidelines, our independent directors hold regularly scheduled meetings, convened and presided over by the Chair (or if the Chair is not independent, by the Lead Independent Director), immediately following each regularly scheduled Board meeting.
The Company expects all directors to attend each annual meeting of stockholders absent good reason. All nine directors serving at that time and standing for reelection attended the 2024 Annual Meeting of Stockholders (attended virtually).

Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at https://investor.wolfspeed.com under “Governance”. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; (3) the independent auditor’s qualification and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2025 were Messrs. Hodge, Hosein (until December 5, 2024), Jackson, Jensen (beginning May 8, 2025), Replogle (until December 5, 2024), Seifert (from December 5, 2024 until April 3, 2025), Walsh (beginning May 8, 2025) and Young (from December 5, 2024 until April 3, 2025), and Ms. Le (from April 3, 2025 until May 8, 2025). In September 2025, Mr. Bokan was appointed to the Audit Committee. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Walsh is Chair of the Audit Committee and has served in that capacity since September 2025, succeeding Mr. Jackson. The Board of Directors has determined that Mr. Jensen is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held seven meetings during fiscal 2025. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to stockholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the stockholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors Corporate Governance Guidelines for the Company; (4) the evaluation of the Board of Directors and its dealings with management as well as appropriate committees of the Board of Directors; (5) assisting the Board of Directors in discharging its oversight responsibility related to environmental, social and governance (“ESG”) matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company; and (6) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2025 were Messrs. Replogle (until December 5, 2024), Smith and Werner (except during the period during which he was serving as Executive Chair) and Mses. Dorchak and Le. In September 2025, Messrs. Bokan, Jensen and Musser were appointed to the Governance and Nominations Committee. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Jensen is Chair of the Governance and Nominations Committee and has served in that capacity since September 2025, succeeding Ms. Dorchak. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by stockholders. The Governance and Nominations Committee will consider written nominations properly submitted by stockholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2026 Annual Meeting of Stockholders” on page 62 below. The Governance and Nominations Committee held four meetings during fiscal 2025. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan, other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate, to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Compensation Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its June and August meetings each year. The Compensation Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Compensia to conduct an annual review of the Company’s compensation program for its executive officers and directors for fiscal 2025. Compensia provided the Compensation Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Compensia for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 27 below.
The members of the Compensation Committee during fiscal 2025 were Messrs. Riley and Werner (except during the period during which he was serving as Executive Chair) and Mses. Dorchak and Le. In September 2025, Messrs. Abate, Hou and Musser were appointed to the Compensation Committee. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Abate is Chair of the Compensation Committee and has served in that capacity since September 2025, succeeding Mr. Riley. The Compensation Committee held four meetings during fiscal 2025. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2025 except for a Form 3 filed late for each of Messrs. Jensen and Walsh.
Insider Trading Arrangements and Policies
The Company has adopted insider trading policies and procedures that govern the purchase, sale and other disposition of the Company’s securities by its directors, officers and employees. The Company believes that these insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any exchange listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025.
Anti-Hedging Policy
The Company’s Securities Trading Policy prohibits all employees (including officers) and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds designed to hedge or offset any decrease in the market value of such equity securities.

OWNERSHIP OF SECURITIES
Principal Stockholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of October 14, 2025 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 39; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors (including director nominees) as a group. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
Voya Financial, Inc. (2) 200 Park Avenue New York, New York 10166	5,337,302	20.6%
T. Rowe Price Associates, Inc. (3) 1307 Point Street Baltimore, Maryland 21231	4,228,383	16.4%
FMR LLC (4) 245 Summer Street Boston, Massachusetts 02210	3,210,752	12.4%
Capital Research Global Investors (5) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	2,777,120	10.7%
Point72 Asset Management, L.P. (6) Point72 Capital Advisors, Inc. 72 Cummings Point Road Stamford, Connecticut 06902 Point72 Europe (London) LLP 8 St. James’s Square London, United Kingdom SWIY 4JU	1,545,987	6.0%
Robert A. Feurle	—	*
David T. Emerson, Ph.D.	178	*
Kevin M. Speirits	164	*
Thomas H. Werner	907	*
Gregg A. Lowe	3,632	*
Neill P. Reynolds	—	*
Anthony M. Abate	—	*
Michael W. Bokan	—	*
Hong Q. Hou	—	*
Mark E. Jensen	—	*
Eric S. Musser	—	*
Paul V. Walsh, Jr.	—	*
All current directors and executive officers as a group (9 persons)	178	*
________________
*    Less than 1%.
(1)    Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.
(2)    As reported by Voya Financial, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on October 16, 2025, which states that Voya Financial, Inc. has sole voting and dispositive power with respect to all of such shares.

(3)    As reported by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on October 7, 2025, which states that T. Rowe Price Associates, Inc. has sole voting power with respect to 1,525,456 shares and sole dispositive power with respect to all of such shares.
(4)    As reported by FMR LLC in a Schedule 13G filed with the Securities and Exchange Commission on October 7, 2025, which states that FMR LLC has sole voting power with respect to 3,131,601 shares and sole dispositive power with respect to all of such shares. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, is also reported to have beneficial ownership of such shares, including sole dispositive power with respect to all of such shares.
(5)    As reported by Capital Research Global Investors in a Schedule 13G filed with the Securities and Exchange Commission on October 6, 2025, which states that Capital Research Global Investors has sole voting and dispositive power with respect to all of such shares.
(6)    As reported by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Europe (London) LLP and Steven A. Cohen in a Schedule 13G filed with the Securities and Exchange Commission on October 8, 2025, which states that Point72 Asset Management, L.P. has shared voting and dispositive power with respect to 1,442,560 shares (including 1,082 shares issuable upon exercise of call options), Point72 Capital Advisors, Inc. has shared voting and dispositive power with respect to 1,442,560 shares (including 1,082 shares issuable upon exercise of call options), Point72 Europe (London) LLP, has shared voting and dispositive power with respect to 103,427 shares, and Steven A. Cohen has shared voting and dispositive power with respect to all such shares (including 1,082 shares issuable upon exercise of call options).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to assist stockholders in understanding the Company’s executive compensation program by providing an overview of executive compensation-related policies, practices, and decisions for fiscal 2025.
For fiscal 2025, our Named Executive Officers (“NEOs”) were:

Robert A. Feurle Chief Executive Officer (“CEO”)	Mr. Feurle was appointed as our permanent Chief Executive Officer and a member of our Board of Directors effective May 1, 2025.
David Emerson, Ph.D. Executive Vice President and Chief Operating Officer (“COO”)	Dr. Emerson was appointed as our Executive Vice President and Chief Operating Officer effective June 23, 2025.
Kevin Speirits Interim Chief Financial Officer (“Interim CFO”)
Mr. Speirits, who serves as our Senior Vice President, Finance, was appointed as Interim Chief Financial Officer effective May 30, 2025.
On July 7, 2025, we announced the appointment of Gregor van Issum to serve as our Chief Financial Officer and Executive Vice President, with such appointment effective as of September 1, 2025. At that time, Mr. Speirits relinquished his interim role and continues in his role as Senior Vice President, Finance.
Refer to “Compensation Elements—Mr. Speirits Retention Agreement” for more information on compensation arrangements related to Mr. Speirits’ service as Interim Chief Financial Officer.

Thomas H. Werner Former Interim Executive Chair
Mr. Werner, who previously served as a non-employee director and Chair of our Board of Directors, was appointed as Executive Chair effective November 18, 2024, to serve as our principal executive officer on an interim basis.
Upon the effective date of Mr. Feurle’s appointment as Chief Executive Officer, Mr. Werner stepped down from his position as Executive Chair. Mr. Werner remained on the board of directors, continuing to serve as its Chair and again qualified as a non-employee and independent director, until his replacement in connection with our emergence from Chapter 11 bankruptcy.

Gregg A. Lowe Former President and Chief Executive Officer	Mr. Lowe, who previously served as our President and Chief Executive Officer and as a member of the board of directors, separated from the Company effective November 18, 2024. Refer to “—Post-Termination Compensation Arrangements—Change in Control Agreement with Mr. Lowe” for more information on compensation arrangements related to Mr. Lowe’s separation.
Neill P. Reynolds Former Executive Vice President and Chief Financial Officer	Mr. Reynolds, who previously served as our Executive Vice President and Chief Financial Officer, separated from the Company effective May 29, 2025. Refer to “—Post-Termination Compensation Arrangements—Separation Agreement with Mr. Reynolds” for more information on compensation arrangements related to Mr. Lowe’s separation.

Compensation Discussion and Analysis Roadmap

Executive Summary Summary of our key business and performance highlights and how we determine pay	22
Executive Compensation Philosophy and Design Objectives Description of our compensation philosophy and program	24
Compensation-Setting Process How the compensation committee oversees our executive compensation program	25
Compensation Elements Summary of our executive compensation program elements and changes for fiscal 2025	29
Post-Termination Compensation Arrangements Summary of our post-termination compensation arrangements for fiscal 2025	36
Other Compensation Elements Information on executive health and welfare benefits, additional policies, and tax and accounting considerations	37
Executive Summary
Who We Are. Wolfspeed is an innovator of wide bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Our product families include power devices and silicon carbide and gallium nitride materials. Our products are targeted for various applications such as electric vehicles, fast charging and renewable energy and storage.
Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products are also used in military communications, radar, satellite and telecommunication applications.
Full fiscal 2025 Financial Highlights. (Continuing operations only. All comparisons are to fiscal 2024.)
•Consolidated revenue of approximately $758 million, compared to approximately $807 million.
•GAAP gross margin of (16)%, compared to 10%.
•Non-GAAP gross margin of 2%, compared to 13%.
Fiscal 2025 was one of the most consequential in Wolfspeed’s history, requiring the Board of Directors and management team to take decisive action to position the Company for sustainable, long-term success. The decisions made during this period involved a leadership transition and a comprehensive operational and financial restructuring, strategic execution, and prudent capital discipline.
The management team, under the Board’s oversight, continued to execute on a core strategy, which underpins the long-term rationale for our compensation programs:
•Driving scale at our world-class Mohawk Valley and Siler City facilities.
•Strengthening relationships with leading automotive and industrial customers.
•Advocating for U.S. semiconductor leadership through policy priorities.
These operational milestones reflect the Company’s belief that Wolfspeed’s integrated platform and technical leadership has the potential to create significant long-term growth.
Fiscal 2025 Executive Compensation Highlights. In building the executive team to guide Wolfspeed in its next chapter following the restructuring of its capital structure, the Compensation Committee of our Board of Directors (the “Committee”) took the following key actions with respect to our NEOs in fiscal 2025.
(i)Base salary: As a key step in establishing Wolfspeed’s new executive leadership, the Committee and the Board developed a compensation package for Mr. Feurle consistent with its philosophy of aligning executive compensation with its plan for building future growth following the Company’s restructuring. The Committee established an initial base salary for Mr. Feurle based on a review of an analysis of competitive market data and individual negotiations with Mr. Feurle. Similarly, the Committee established an initial base salary for Dr. Emerson in connection with his June 2025 hiring based on a review of an analysis of competitive market data and individual negotiations with Dr. Emerson.
No change was made to Mr. Speirits’ base salary in connection with his appointment as interim Chief Financial Officer. The base salary for Mr. Werner was set in connection with his appointment following consideration of his experience, responsibilities, peer practices and the interim nature of his appointment at a critical time in the restructuring process.
Given the Company’s financial performance in fiscal 2024, the Committee determined not to increase the base salary for Messrs. Lowe and Reynolds for the third consecutive year.
(ii)Annual performance-based cash incentive awards: Mr. Feurle, Dr. Emerson, and Mr. Werner did not participate in the fiscal 2025 annual performance-based cash incentive program given their appointments during the fiscal year.
The Committee maintained the annual target performance-based cash incentive compensation opportunities and weighting of the financial performance metrics from fiscal 2024 for the annual performance-based cash incentive awards for Messrs. Speirits, Lowe and Reynolds. Our aggregate weighted performance resulted in an approximately 10% achievement level for fiscal 2025; however, the Committee determined to increase the payout to 20% for retention purposes. There were no payouts to Messrs. Lowe and Reynolds under the annual performance-based cash incentive program for fiscal 2025.
(iii)Long-term incentive compensation awards: The Committee implemented a robust equity program for Mr. Feurle and Dr. Emerson described below under “Long-Term Incentive Compensation Program” including sign-on equity awards in the form of stock options, time-based restricted stock unit (“RSU”) awards, and performance-based stock unit (“PSU”) awards to be granted following approval by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy, which occurred on September 29, 2025.
In connection with his appointment as our Executive Chair, Mr. Werner was initially granted an RSU award on the last business day of each month with a value equal to $225,000 for each month of service as Executive Chair (prorated for partial months). In March 2025, Mr. Werner voluntarily elected to forgo receipt of the full value of the monthly RSU awards to which he was entitled and instead receive a monthly award of 22,500 RSUs thereafter.
With the goal of aligning pay with performance, the grant value of our fiscal 2025 annual equity awards was delivered as a mix of 60% PSUs and 40% RSUs to Messrs. Lowe and Reynolds. Mr. Speirits’ annual equity award was delivered as 100% RSUs in fiscal 2025. PSU awards were to be based on relative total shareholder return (“TSR”) performance and require performance at the 55th percentile of the comparator group to earn a 100% target payout. The Committee determined not to increase the target value of the long-term incentive awards for Messrs. Lowe and Reynolds for fiscal 2025 from their fiscal 2024 target value.
Pay-for-Performance Analysis.
Our executive compensation program is comprised of three primary elements: base salary, annual performance-based cash incentive compensation opportunities (cash bonus), and long-term incentive compensation in the form of PSUs and RSUs.
A significant percentage of the target total direct compensation opportunities for our NEOs (other than those serving on an interim basis) is structured as “performance-based” compensation, comprised of an annual short-term cash bonus opportunity and PSU awards.
Executive Compensation Policies and Practices.
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices during fiscal 2025:

☑ What We Do	☒ What We Don’t Do
•Design our executive compensation program to align pay and performance	•No hedging or pledging of our common stock by our executive officers and our non-employee directors
•Design compensation programs that do not encourage excessive or unnecessary risk-taking	•No excise tax “gross ups” in connection with change in control payments
•Grant performance-based long-term incentive compensation awards subject to multi-year performance requirements	•No repricing or exchange of underwater stock options without stockholder approval
•Provide limited perquisites and other personal benefits	•No discounted or reloaded stock options
•Maintain share ownership guidelines applicable to our CEO and other Executive Officers, equal to 6x and 2x their base salary, respectively, and to our non-employee directors equal to 5x their annual cash retainer
•No share-dividend equivalents paid pursuant to our long-term incentive compensation program before vesting of the underlying shares occurs
•Maintain a post-employment compensation policy that requires “double-trigger” change in control equity award vesting	•No special retirement plans exclusively for executive officers
•Maintain a SEC and NYSE compliant compensation recovery (“clawback”) policy that provides for the recovery of certain executive compensation in the event of accounting restatements resulting from material noncompliance with financial reporting requirements under securities laws

•Engage an independent compensation consultant for the Committee that does no other work for us
2024 Say-on-Pay Vote Results. Our non-binding stockholder advisory vote on the compensation of our NEOs (the “Say-on-Pay” vote) received the support of approximately 69.9% of the votes cast at the 2024 Annual Meeting of Stockholders. While fiscal 2025 compensation decisions were finalized in July 2024 prior to the Say-on-Pay vote, the Committee and our Board of Directors reviewed the result of the Say-on-Pay vote and considered it along with the other factors described in this Compensation Disclosure and Analysis when making decisions for Mr. Feurle and Dr. Emerson.
Executive Compensation Philosophy and Design Objectives
Compensation Philosophy. The principal elements of our compensation philosophy include a competitive pay positioning strategy, a significant emphasis on incentive-driven pay, and performance goals that are appropriately aligned with our business strategy (in terms of both selection and attainability) and the long-term interests of our stockholders, as evidenced by the following considerations.
•The competition for executive talent in the technology sector generally, and the semiconductor industry specifically, continues to be high. In addition to continuing to compete for talent against other successful, established technology companies, we increasingly face an even more competitive landscape. The strategic decision by our board to pursue a proactive approach to better aligning our capital structure to the business environment and current demand of our customers created a challenging year for compensation-related decisions.
•Target total direct compensation opportunities are designed so that a substantial portion of executive pay is variable or “at risk,” based primarily on the achievement of specific financial measures or stock price performance over the short- and long-term.
•To further align our executive officers’ interests with those of our stockholders, the Committee structures our compensation opportunities so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility. By using financial, operational, and stock price metrics in our incentive compensation plans and awards, we provide a clear and quantifiable link to operational performance and stock price performance with the goal of creating long-term stockholder value.

We provide a competitive health and welfare benefits package to our executive officers, including our NEOs, that generally is available to other U.S. employees including a Section 401(k) retirement savings plan, health and welfare plans, and a group term life insurance plan. In addition, our NEOs are eligible to participate in a voluntary executive physical program. These benefits are designed to allow our executive officers to maximize time and attention on activities designed to increase stockholder value.
We believe that the combination of these elements provides highly motivational incentives that link the pay of our executive officers to our performance and enables us to attract and retain the best talent in a highly competitive market.
Compensation Design. The Committee believes that the compensation packages provided to our NEOs should include both cash and equity-based compensation. Performance-based compensation is used to reward performance as measured against established operational, financial, and strategic business goals, which only results in increased compensation to our NEOs if we meet or exceed these goals.
Compensation-Setting Process
The Committee is responsible for the executive compensation program design and decision-making process for the compensation of our NEOs. The Committee conducts regular reviews of our executive compensation policies and practices, including the methodologies for setting each NEO’s target total direct compensation opportunity, the goals of our compensation program, and our underlying compensation philosophy. The Committee’s compensation consultant provides an analysis of competitive market data that the Committee considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of our short- and long-term goals. The Committee also exercises its judgment in setting NEO compensation as to what is in the best interests of our Company and our stockholders.

Articulated compensation philosophy and pay for performance alignment
Shareholder Feedback
Compensation Decisions
Assessment of NEO performance and goal achievement
Market data from Independent Compensation Consultant
Assessment of business climate and industry factors

Role of the Committee. The Committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our NEOs.
In carrying out its responsibilities, the Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or align with compensation best practices, and reviews the performance of our NEOs when making decisions about their compensation.
Each year, the Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Committee also conducts an annual review of the compensation arrangements of our NEOs, including the annual base salary levels, annual target short-term cash bonus opportunities, and long-term incentive compensation opportunities of our NEOs and all related performance criteria, typically during the fourth quarter of the previous fiscal year or the first quarter of the current fiscal year. Adjustments are generally effective at the beginning of the fiscal year (or shortly thereafter) or at the time of an in-year decision. The Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the Committee and revised as warranted. The charter is available on the “Investor Relations” section of our website.

The Committee does not establish a specific target for formulating the target total direct compensation opportunities of our NEOs. Instead, in consultation with its compensation consultant, the Committee weighs various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the Committee and our Board of Directors;
•each individual NEO’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the prior performance of each individual NEO, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•the potential of each individual NEO to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our other executive officers and other senior management.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunities for our NEOs and other senior management. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Committee uses compensation benchmarking provided by their compensation advisors as one input when making specific compensation decisions with respect to our NEOs. The Committee did consider the benchmarked compensation of our approved Compensation Peer Group companies for the positions of CEO and CFO as well as the other factors listed above including the specific performance of the company and the individuals. The Committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and equity-based compensation awards granted under our executive compensation program.
The Committee reviews the 25th to 75th percentiles from the analysis of competitive market data for both target total cash compensation (consisting of base salary and annual target short-term cash bonus opportunities) and target total direct compensation (consisting of target total cash compensation plus target total long-term equity compensation), and generally targets the 50th percentile with deviations based on various factors. Annual long-term incentive compensation is then delivered in the form of PSU awards and RSU awards. For fiscal 2025, PSU awards represented 60% of the total annual long-term equity compensation award for Messrs. Lowe and Reynolds. The total annual long-term equity compensation award for Mr. Speirits was 100% RSUs. The Committee does not consider long-term equity compensation awards granted in prior fiscal years that have multi-year vesting and/or performance schedules in determining the target total direct compensation opportunity for a particular fiscal year.
Role of Management. The Committee works closely with members of our management in discharging its responsibilities. Our management assists the Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term equity compensation opportunities, and other compensation-related matters for our executive officers and other senior management, including our NEOs (except with respect to his own compensation), based on our CEO’s evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our senior management or Senior Leadership Team (“SLT”) members, including our other NEOs, based on their overall performance and performance against business objectives established for them for the prior year, and then shares observations from these performance reviews and makes recommendations to the Committee for each element of compensation as described above. The annual business objectives for each SLT member are developed through mutual discussion and agreement between our CEO and the SLT member, and are based on the Company-wide business objectives for the year.

The Committee reviews and discusses our CEO’s recommendations and considers them as one factor in determining and approving the annual compensation of our SLT members, including our NEOs. Our CEO attends meetings of our Board of Directors and the Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.
Role of Compensation Consultant. During fiscal 2025, the Committee continued to retain Compensia to act as the Committee’s independent compensation consultant. The Committee assessed the independence of Compensia under the applicable SEC rules and NYSE listing standards and determined its independence and that no conflicts of interest arose in connection with their provision of services to the Committee. The compensation consultant reports directly to the Committee and works with management only at the Committee’s direction.
For fiscal 2025, Compensia assisted the Committee with the following:
•Prepared analyses of competitive market data for purposes of determining the target total direct compensation opportunity for our executive officer hires during fiscal 2025, including Mr. Feurle in connection with his appointment as CEO and Dr. Emerson in connection with his appointment as COO, as well as the compensation arrangements for Messrs. Speirits and Werner for their interim positions;
•Reviewing our Compensation Peer Group (as described below) and making recommendations for any changes to the Peer Group to the Committee;
•Reviewing the current executive compensation levels relative to the market and our performance and assisting the Committee with its determinations with respect to each compensation element and target total direct compensation opportunity;
•Reviewing the current compensation arrangements for the non-employee members of our Board of Directors and assisting with the formulation of recommendations;
•Reviewing aggregate equity usage relative to market;
•Supporting our preparation of materials to be filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and definitive proxy statement, with respect to compensation matters; and
•Advising the Committee of executive compensation-related trends and developments over the course of the year.
Use of Competitive Market Data. During fiscal 2025, the Committee used analyses of competitive market data prepared by Compensia as a reference point to evaluate the competitiveness of our executive compensation program and the compensation packages for our SLT members, including our NEOs, and our executive officer hires. Compensia developed a market composite (referred to herein as “market data”) using data from two sources: (1) public company filings from a select peer group (the “Compensation Peer Group”); and (2) the Radford Global Technology survey. The data presented in the survey is aggregated and individual company information is not determinable. Jobs of similar scope and responsibility as those at the companies in the Compensation Peer Group and included in the Radford survey were identified and a market composite was created for each of the executive officer roles. The Committee used these analyses of competitive market data to evaluate and determine base salary, annual short-term cash bonus opportunities and actual bonus payments, target total cash compensation, equity compensation, and target total direct compensation opportunities for our executive officers, including our NEOs.
Peer Group
The Committee, assisted by Compensia, conducted a rigorous annual evaluation of our Compensation Peer Group in the spring of fiscal 2024 to assist with compensation decisions for fiscal 2025. The companies in the Compensation Peer Group were selected based on the following criteria:
•companies operating in the semiconductor industry;
•companies that operate fabrication plants (or “fabs”);
•“clean” technology companies (those who offer products and services to reduce the use of natural resources);
•companies with comparable annual revenue and market capitalization;
•companies against which we compete for executive talent;
•companies that allow for sufficient room to grow without over- or under-extending; and
•sensitivity to the criteria the major proxy advisor services (e.g., ISS and Glass Lewis) will apply when determining their “Say on Pay” proposal voting recommendations.
In April 2024, following its annual review, the Committee approved the following changes to the Compensation Peer Group effective for fiscal 2025. For fiscal 2025, the Committee removed four peer group companies (Enphase Energy, Inc.,

Entegris, Inc., Monolithic Power Systems, Inc., and Teradyne, Inc.) from the Compensation Peer Group due to size relative to Wolfspeed and added four companies (Cohu Inc., MaxLinear, Inc., Novanta Inc., and Photronics Inc.).
The companies comprising the fiscal 2025 Compensation Peer Group were:

Advanced Energy Industries, Inc.	Novanta Inc.
Allegro Microsystem, Inc.	Photronics Inc.
Cirrus Logic, Inc.	Power Integrations, Inc.
Coherent Corp.	Qorvo, Inc.
Cohu Inc.	Semtech Corporation
Diodes Incorporated	Silicon Laboratories Inc.
Lattice Semiconductor Corporation	Synaptics Incorporated
MACOM Technology Solutions Holdings, Inc.	Universal Display Corp.
MaxLinear, Inc.
Compensia used the foregoing Compensation Peer Group to develop its analyses of competitive market data that was provided to the Committee to assist it in its fiscal 2025 executive compensation decision-making.
The Committee, assisted by Compensia, also undertook a rigorous annual evaluation of our compensation peer group in the spring of 2025 to assist with compensation decisions for fiscal 2026. The companies in the fiscal 2026 Compensation Peer Group were selected based on the same criteria as described above taking into account changes in both our business and the businesses of the companies in the peer group.
For fiscal 2026, the Committee approved the following changes to the Compensation Peer Group effective for fiscal 2026. For fiscal 2026, the Committee removed four peer group companies (Cirrus Logic, Inc., Coherent Corp., Novanta Inc., and Qorvo, Inc.) from the Compensation Peer group due to size relative to Wolfspeed and added four companies (ACM Research, Alpha and Omega Semiconductor, Ichor, and SkyWater Technology).
While the Committee relies on the Compensation Peer Group analysis to provide data about and understand the competitive market and relevant trends, it does not consider the peer group analysis as a substitute for its members’ collective business judgment.

Compensation Elements
The primary elements of our executive compensation program for fiscal 2025 are described below. The term “market data” is described under “Competitive Positioning” above.

Element	Why We Pay This Element	Key Characteristics	How We Determined Amount
Base Salary	•Provides market competitive levels of fixed pay to attract and retain our NEOs	•Cash •Fixed •Annual	•Competitive market data, internal pay equity, experience, and critical skills

Cash Bonus
•Provides competitive incentives to achieve difficult annual financial, operational and strategic business goals
•Pay-for-performance
•Stockholder alignment
•Strategic alignment with long-term business strategy
		•Cash •At-risk •Performance-based •Annual	•90% financial •30% revenue •30% non-GAAP gross margin •30% Adjusted EBITDA •10% ESG initiatives

PSU Awards
•Provides strategic alignment incentivizing achievement of multi-year business plan based on TSR relative to Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors and NYSE-traded companies with Semiconductor or Semiconductor Equipment as primary classification
•Pay-for-performance
•Stockholder alignment

		•Equity •At-risk •Performance-based	•Competitive market data, internal pay equity, experience, and critical skills

RSU Awards	•Achieves retention objectives •Stockholder alignment	•Equity •At-risk •Time-based	•Competitive market data, internal pay equity, experience, and critical skills

The Committee demonstrates its commitment to paying our SLT members, including our NEOs, based on performance through the design of our executive compensation program and the setting of “stretch” goals that support our growth strategy and commitment to increasing sustainable stockholder value. The Committee is also committed to maintaining an executive compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on us.
Base Salary:

Base salaries are established for each executive officer based on job responsibilities along with consideration of a competitive range derived from an analysis of the relevant market data. The Committee considers several factors when determining whether to increase base salaries and where to set actual base salaries within the competitive range.
Given the Committee’s assessment of the above factors and our overall performance in fiscal 2024, the Committee determined to maintain the base salaries of Messrs. Lowe and Reynolds for fiscal 2025 at their fiscal 2024 levels.
The chart below provides the annualized base salary of each of our NEOs for fiscal 2025.

Executive Officer	Fiscal 2024 Salary	Fiscal 2025 Salary	Percentage Change
Robert A. Feurle (1)	N/A	$750,000	N/A
David T. Emerson, Ph.D. (2)	N/A	$500,000	N/A
Kevin Speirits (3)	$390,000	$390,000	0%
Thomas H. Werner (4)	N/A	(4)	N/A
Gregg A. Lowe (5)	$875,000	$875,000	0%
Neill P. Reynolds (6)	$600,000	$600,000	0%
________________
(1)Mr. Feurle was appointed as Chief Executive Officer effective May 1, 2025.
(2)Dr. Emerson was appointed as Executive Vice President and Chief Operating Officer effective June 23, 2025.
(3)Mr. Speirits was appointed as Interim Chief Financial Officer on May 30, 2025 upon Mr. Reynolds’s separation from the Company. The information in the table above reflects the base salary Mr. Speirits received as the Company’s Senior Vice President, Finance, as no changes were made to his base salary in connection with his appointment as Interim Chief Financial Officer.
(4)Mr. Werner was appointed as Executive Chair, in which role he served as our principal executive officer, upon Mr. Lowe’s separation from the Company on November 18, 2024. Pursuant to Mr. Werner’s offer letter, he was paid a monthly salary of $150,000 during the term of his employment as Executive Chair. Mr. Werner resigned as an employee of the Company and stepped down from his role as Executive Chair effective May 1, 2025 in connection with the appointment of Mr. Feurle as our new CEO.
(5)Mr. Lowe separated from the Company effective November 18, 2024.
(6)Mr. Reynolds separated from the Company effective May 29, 2025.
Fiscal 2025 Annual Short-Term Cash Bonus Program:
We provide the opportunity to earn performance-based cash bonuses based on the Committee’s determination of the achievement of annual performance objectives established at the beginning of the fiscal year.
Commencing in fiscal 2027, Mr. Feurle will be eligible to receive an annual performance-based cash bonus based on a target bonus opportunity equal to 100% of his then-current base salary. In connection with his appointment as our Chief Executive Officer and as an inducement to join the Company, Mr. Feurle received a one-time cash sign-on bonus in the aggregate amount of $1,000,000, to be paid in two equal installments, with the first installment paid on the first payroll date following Mr. Feurle’s employment start date and the second installment having been paid on the first payroll date on or after the six-month anniversary of Mr. Feurle’s start date. The bonus must be immediately repaid in full by Mr. Feurle if his employment is terminated for “cause” (as defined in his Employment Agreement) or he voluntarily leaves the Company within one year of his start date.
Commencing in fiscal 2026, Dr. Emerson will be eligible to receive an annual performance-based cash bonus based on a target bonus opportunity equal to 100% of his then-current base salary.
Messrs. Speirits (based on his role as Senior Vice President, Finance), Lowe, and Reynolds were eligible to receive annual short-term cash bonuses under the Fiscal Year 2025 Wolfspeed Bonus Plan. Awards were to be earned and paid based on achievement of one or more pre-established performance objectives and calculated using a pre-established formula based on the level of our performance. For purposes of the Fiscal Year 2025 Wolfspeed Bonus Plan, the Committee determined to hold the target bonus opportunities flat to 2024 levels. The target bonus opportunities for Messrs. Speirits, Lowe and Reynolds remained 50%, 140% and 100% respectively (expressed as a percentage of base salary).
Mr. Feurle, Dr. Emerson and Mr. Werner did not participate in the annual short-term cash bonus for fiscal 2025.
Goal Setting Process and Rationale:

After evaluating the Company’s financial, operational, and strategic objectives for fiscal 2025, the Committee selected annual revenue, annual non-GAAP gross margin, and adjusted EBITDA (each equally weighted) as the corporate performance metrics for fiscal 2025 and established performance objectives for each metric. In addition, the Committee determined to maintain the corporate performance goal weighting at 90% with the remaining 10% based on ESG initiatives. For fiscal 2025, the ESG initiatives include water recycling and other initiatives, and the Company’s Total Recordable Incident Rate (“TRIR”). TRIR is a key safety metric used to measure the number of work-related injuries and illnesses that occur each year, typically expressed per 100 full-time employees. This measure helps the Company assess our safety performance and identify areas for improvement.
The design of our fiscal 2025 Annual Performance-Based Cash Bonus Program was as follows:
When determining the level of award payable as short-term cash bonuses, performance against each corporate performance objective is weighted in determining the amount of the annual award payment. If attainment of an individual corporate performance objective did not meet the threshold performance level for that objective, no payment would be earned for that objective. If attainment of an individual corporate performance objective was met or exceeded at the threshold performance level for that objective, but fell below the target performance level, a payment would be earned of at least 25% for that objective but less than 100% of the target award opportunity for such individual objective. If attainment of an individual corporate performance objective met or exceeded the target performance level but fell below the maximum performance level, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such individual objective. The maximum payment for any individual corporate performance objective, and subsequently the total annual award payout is 200% of the target annual short-term cash bonus award opportunity.
Performance Results:
The corporate performance objectives established by the Committee for fiscal 2025 and our corresponding actual performance with respect to each objective are set forth in the following table:

Performance Goal	Weighting	Threshold	Target	Maximum	Actual Results	Calculated Payment Percentage
Revenue	30%	$800M	$920M	$1,025M	$758M	0%
Non-GAAP Gross Margin % (1)	30%	8%	14.1%	16%	(0.6)%	0%
Adjusted EBITDA (2)	30%	($116)M	($29)M	0	($210)M	0%
ESG Initiatives	10%
19% water recycling rate	3.3%	17.25%	19%	22%	22.4%	200%
TRIR	3.3%	1.3%	1.1%	0.75%	1.18%	74%
DEI	3.4%	22.3%	27.8%	55.7%	26.1%	87.3%
________________
(1)“Non-GAAP gross margin” is defined as GAAP gross margin excluding stock-based compensation expense.
(2)“Adjusted EBITDA” is defined as net loss before net interest expense, income tax expense, and depreciation and amortization expense and excluding stock-based compensation expense, pre-petition charges, restructuring and facility closure costs, asset and goodwill impairment, gain on disposal of property and equipment, write-off of deferred financing costs, project, transformation and transaction costs, executive severance costs, legal settlements, loss on customs matters, gain on equity investment and loss on Wafer Supply Agreement. Please see the Company’s earnings release for the fourth quarter and fiscal year ended June 29, 2025 included as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission on August 25, 2025, for more information on these adjustments (which exhibit is not incorporated by reference in, and is not part of, this proxy statement).
As reflected in the table above, the total calculated bonus payout percentage for fiscal 2025 was 10%. At the request of management, the Compensation Committee approved a 10% increase in payout in furtherance of employee morale and retention. After applying a 10% discretionary increase of such calculated bonus payout percentage and rounding to the nearest whole number (in accordance with the Plan document), the final total bonus payout percentage was 20%.
In connection with his separation from the Company, Mr. Lowe was entitled to a lump sum payment equal to 150% of his target bonus opportunity for fiscal 2025. At the request of the Board, Mr. Lowe agreed to forego receipt of this payment. In connection with Mr. Reynolds’ separation from the Company, he forfeited his right to receive his annual short-term cash bonus for fiscal 2025. Mr. Speirits’ annual short-term cash bonus for fiscal 2025 was $39,000.
Long-Term Incentive Compensation Program. Equity awards are granted to our NEOs to motivate them to achieve our financial, operational, and strategic business objectives, align their performance with stockholder interests, providing an opportunity for these executive officers to increase their ownership in the Company, and also satisfy our retention objectives. The Committee emphasizes the importance of stockholder value growth by endeavoring to create compensation packages for our NEOs, with the majority of their target total direct compensation opportunity for any fiscal year to be earned through PSU awards and/or RSU awards.
The Committee recommended and the Board approved equity awards for Mr. Feurle in March 2025 in connection with his appointment as our CEO, and the Committee approved equity awards for Dr. Emerson in May 2025 in connection with his appointment as our COO, each as an inducement to accept employment with the Company, as follows:
Pursuant to the Company’s employment agreements with Mr. Feurle and Dr. Emerson, respectively, the Committee recommended and the Board approved (in the case of Mr. Feurle) and the Committee approved (in the case of Dr. Emerson), the following equity awards as “sign-on” awards:

Feurle	an RSU award with a target value of $2,500,000, with 25% of the RSUs subject to the award vesting on each of the first four anniversaries of his employment start date.
an option to purchase the minimum number of shares of common stock necessary for the option to reflect a Black-Scholes value equal to at least $2,500,000. The option will vest and become exercisable as to 25% of the shares of common stock subject to the award on each of the first four anniversaries of his employment start date.
Emerson	an RSU award with a target value of $1,000,000, with 25% of the RSUs subject to the award vesting on each of the first four anniversaries of May 22, 2025.

an option to purchase the minimum number of shares of common stock necessary for the option to reflect a Black-Scholes value equal to at least $1,000,000. The option will vest and become exercisable as to 25% of the shares of common stock subject to the award on each of the first four anniversaries of May 22, 2025.

Pursuant to the Company’s employment agreements with Mr. Feurle and Dr. Emerson, respectively, the Committee recommended and the Board approved (in the case of Mr. Feurle) and the Committee approved (in the case of Dr. Emerson) the grant of the following equity awards for fiscal 2026:

Feurle	an RSU award with a target value of $2,000,000, vesting ratably in equal annual increments over four years from the grant date.
a PSU award with a target value of $3,000,000, with the number of shares of common stock issuable upon the vesting of the PSUs to be determined using a pre-established formula tied to the achievement of relative TSR targets set by the Board or Committee for the Company compared to an index determined by the Board or Committee, commencing on August 1, 2025 and ending on the earlier of July 31, 2028 or the consummation of a Change in Control (as defined in Mr. Feurle’s Employment Agreement) on the same terms and conditions as PSU awards granted to other executives of the Company on or about August 1, 2025.
Emerson	an RSU award with a target value of $800,000, vesting ratably in equal annual increments over four years from the grant date.

a PSU award with a target value of $1,200,000, with the number of shares of common stock issuable upon the vesting of the PSUs to be determined using a pre-established formula tied to the achievement of relative TSR targets set by the Board or Committee for the Company compared to an index determined by the Board or Committee, commencing on August 1, 2025 and ending on the earlier of July 31, 2028 or the consummation of a Change in Control (as defined in Dr. Emerson’s Employment Agreement) on the same terms and conditions as PSU awards granted to other executives of the Company on or about August 1, 2025.

In May 2025, the Board adopted the Wolfspeed, Inc. 2025 Inducement Award Plan (the “Inducement Plan”) and reserved 2,000,000 shares of common stock for issuance pursuant to equity awards granted under the Inducement Plan. The Inducement Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance stock units, and other awards. The terms of the Inducement Plan are substantially similar to the Company’s 2023 Long-Term Incentive Compensation Plan. Each award under the Inducement Plan is intended to qualify under Section 303A.08 of the New York Stock Exchange Company Listed Manual as a material employment inducement grant or as a limited exemption applicable to awards in the context of qualifying corporate acquisitions or mergers. Subsequent to the adoption of the Inducement Plan and entering into the employment arrangements with Mr. Feurle and Dr. Emerson, the Board determined to delay granting the awards to Mr. Feurle and Dr. Emerson described above until following the Company’s exit from Chapter 11 bankruptcy.
For fiscal 2025, the Committee approved an equity award for Mr. Speirits in the form of RSUs with an equity award value of $350,000. To determine the actual number of RSUs awarded, the Committee-approved target value is divided by a 30 trading-day average of our closing price up to and including the grant date, which average was $22.14. The total grant date values based on the closing price of $16.43 on August 1, 2024 is 26% lower than the award value used by the Committee to calculate the number of units awarded. The amounts reported below are not the grant date fair values calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718.
In connection with his appointment as Executive Chair, Mr. Werner was entitled to receive an RSU award on the last business day of each month during the term of his employment under his Offer Letter with a value equal to $225,000 for each month of service (or a prorated portion thereof for each partial month of service) as Executive Chair, with the actual number of shares of common stock subject to each RSU award to be determined based on the 30 trading-day average of the closing market price of the common stock up to and including the grant date. In March 2025, Mr. Werner voluntarily elected to forego receipt of the full value of the monthly RSU awards and instead receive a monthly award of 22,500 RSUs thereafter. The RSU awards granted to Mr. Werner vest on the one-year anniversary of the grant date, provided that Mr. Werner remains in continuous service with the Company, including continuing service as a director following the conclusion of his service as Executive Chair, through each applicable vesting date.
For fiscal 2025, the Committee approved equity awards for Messrs. Lowe and Reynolds as a mix of 60% PSUs and 40% RSUs with target values of $7,000,000 and $2,800,000, respectively, which amounts were equal to the target equity award values approved by the Committee for fiscal 2024. To determine the actual number of RSUs and PSUs granted, the Committee-approved target value was divided by a 30 trading-day average of the closing market price of the common stock up to and including the grant date, which average was $22.138 per share. The total grant date values based on the closing market price of $16.43 per share on August 1, 2024 (the date of grant) was 26% lower than the award value used by the Committee to calculate the number of units awarded. Consequently, the amounts reported below are not the grant date fair values calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718.
The Committee approved and granted RSU and PSU equity awards for Messrs. Speirits, Lowe, and Reynolds during fiscal 2025 as follows:

Executive Officer	FY25 Total Grant Date Value	RSUs			PSUs
		Number Awarded	Grant Date Value	Percentage of Total Grant Value	Number Awarded	Grant Date Value	Percentage of Total Grant Value
Kevin Speirits	$259,742	15,809	$259,742	100%	—	—	—
Gregg A. Lowe	$5,195,133	126,479	$2,078,050	40%	189,719	$3,117,083	60%
Neill P. Reynolds	$2,078,034	50,591	$831,210	40%	75,887	$1,246,823	60%
Restricted Stock Unit (RSU) Awards.
The RSU awards granted to Messrs. Speirits, Lowe and Reynolds for fiscal 2025 were to vest ratably in equal annual increments over four years from the grant date, contingent on continued employment as of each vesting date. Vesting ends upon termination of employment, and all unvested RSUs are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement), however, the vesting of RSU awards may also be accelerated in certain circumstances as discussed below. The RSU award granted to Mr. Lowe for fiscal 2025 will continue to vest for 18 months in connection with the termination of his employment in November 2024 and the RSU award granted to Mr. Reynolds for fiscal 2025 was forfeited in connection with his separation of employment in May 2025, each as discussed under “Post-Termination Compensation Arrangements” below.
Performance Stock Unit (PSU) Awards.
For fiscal 2025, in July 2024 the Committee approved the grant of PSUs to Messrs. Lowe and Reynolds that, if earned, vest three years after the date of grant. The actual number of shares of our common stock received under the PSU awards at the end of the three-year performance period will be equal to the number of units awarded multiplied by the “Payout Factor” described below. The performance threshold for the PSU awards will be based on our relative TSR compared to a peer group of companies listed on the Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors and, for fiscal 2025, NYSE-traded companies with Semiconductor or Semiconductor Equipment as the primary classification (the “TSR Peer Group”) over the period beginning on August 1, 2024 and ending immediately prior to the vesting date of July 31, 2027 (the “Measurement Period”). The starting value for the calculation of the Payout Factor was the 90 calendar-day average closing market price for our common stock through July 31, 2024 and the ending value for the calculation will be the average closing market price for our common stock for the 90 calendar days prior to the end of the Measurement Period. Our TSR will then be compared to the performance of the TSR Peer Group over the three-year period. The number of shares of our common stock that will be issued as payment for the number of units earned will be calculated in accordance with the following schedule:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Factor
75th Percentile or Higher	200%
55th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%
Straight line interpolation will be used to determine the payout factor for performance that falls between the ranking levels shown above, provided that the payout factor for performance below the 25th percentile will be 0%, and the payout factor for performance at or above the 75th percentile will be capped at 200%.
Vesting of the fiscal 2025 PSU awards ends upon termination of employment. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement) or in the case of death or termination of employment due to disability, however, vesting of the PSU awards may be accelerated in certain circumstances as discussed below. The PSUs granted to Mr. Lowe for fiscal 2025 will continue to vest during the 18 months following the date of his termination in accordance with the terms of such awards as if Mr. Lowe’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIP and the applicable award agreements. The PSUs granted to Mr. Reynolds for fiscal 2025 were forfeited in connection with his separation in May 2025, each as discussed under “Post-Termination Compensation Arrangements” below.
Results of Prior PSU Awards
With respect to our July 2021 (fiscal 2022) PSU awards granted to Messrs. Lowe and Reynolds, our three-year TSR of (74.12)% for the three-year performance period ended August 1, 2024 placed us at the 17th percentile of the TSR Peer Group. Based on the pre-established payout schedule, Messrs. Lowe and Reynolds earned none of the shares of our common stock subject to their respective fiscal 2022 PSU awards.

Relative Total Shareholder Return Ranking over Measurement Period	Payout Factor
75th Percentile or Higher	150%
50th Percentile to 74th Percentile	100%
25th Percentile to 49th Percentile	50%
Below 25th Percentile	0%
Mr. Speirits’ Retention Agreement.
In connection with his appointment as Interim Chief Financial Officer, Mr. Speirits received a one-time lump sum payment of $100,000. Mr. Speirits must repay the lump sum cash payment if his employment is terminated for cause or he voluntarily terminates his employment with the Company prior to January 31, 2026. In connection with his service as Interim Chief Financial Officer and support as the Company transitioned to a new successor Chief Financial Officer, Mr. Speirits was also to receive additional compensation pursuant to a Retention Agreement. Pursuant to the Retention Agreement, Mr. Speirits is entitled to receive the following lump sum amounts upon the completion of each of the following milestones: (i) $100,000 for providing services as Interim Chief Financial Officer until a date determined by the Company in its sole discretion no earlier than September 1, 2025 and no later than January 31, 2026; (ii) $100,000 for providing transition services to the Company’s new Chief Financial Officer; and (iii) $100,000 for providing necessary support to oversee and complete debt restructuring work on behalf of the Company. Upon separation of employment, subject to execution by Mr. Speirits of a Severance Agreement, Mr. Speirits will receive (a) 12 months of base salary, (b) annual bonus paid at target, (c) one year of continued vesting of outstanding equity, and (d) 12 months of the employer portion of COBRA continuation payments, paid directly to the provider if Mr. Speirits timely enrolls in COBRA post-separation. A copy of Mr. Speirits’ Retention Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025.

Post-Termination Compensation Arrangements
The Committee has approved the severance payments and benefits described below following termination of employment, both in the context of a change in control of the Company and in other circumstances, to encourage our SLT members, including our NEOs, to act in our best interests without regard to potential concerns for loss of income in the event of certain involuntary terminations of employment, including in connection with a change in control of the Company.
Employment Agreement with Mr. Feurle and SLT Severance Plan
In connection with his appointment as our CEO in May 2025, we entered into an Employment Agreement with Mr. Feurle which, among other things, sets forth his eligibility for severance payments and benefits in the event of the termination of his employment by us without “cause” or by him for “good reason” (as each such term is defined in the Employment Agreement), including in connection with a change in control of the Company. See “Potential Payments upon Termination or Change in Control” below for details about this Employment Agreement.
The SLT Severance Plan (as amended and restated as of June 21, 2024) is designed to provide severance payments and benefits to our executive officers who report directly to our CEO and who serve on the SLT, including Dr. Emerson, in the event of their termination of employment without “cause” or their resignation for “good reason” (as each such term is defined in the SLT Severance Plan), including in connection with a change in control of the Company.
Under the Employment Agreement and the SLT Severance Plan, severance payments and benefits in connection with a change in control of the Company are subject to a “double-trigger” feature, which means that payments are not triggered on a change in control unless, in connection with the change in control, the employment of the executive officer either (1) is terminated without cause (but not as a result of his death or long-term disability); or (2) terminated by the executive officer for good reason within 24 months of such change in control. See “Potential Payments upon Termination or Change in Control” below for additional information on our severance arrangements with our NEOs.
Retention Agreement with Mr. Speirits
See “—Compensation Elements—Mr. Speirits’ Retention Agreement” above for a description of severance payments and benefits for Mr. Speirits in the event of his separation of employment.
Change in Control Agreement with Mr. Lowe
On November 18, 2024, the Company announced the departure of Mr. Lowe, our former President and Chief Executive Officer, following the determination of the Board of Directors to terminate Mr. Lowe’s employment without cause. Following his termination, Mr. Lowe was entitled to receive the severance payments and benefits applicable to a termination of employment without cause as described in the Change in Control Agreement between the Company and Mr. Lowe, dated September 17, 2017, as amended May 4, 2018, which are filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2017 and Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2018, respectively, except that Mr. Lowe, at the request of the Board, agreed to forgo receipt of the lump sum payment equal to 150% of his target bonus opportunity for fiscal 2025 that would have otherwise been payable to him under the Change in Control Agreement. Please see “—Potential Payments upon Termination or Change in Control” below for a description of these payments.
Separation Agreement with Mr. Reynolds
In May 2025, the Company and Mr. Reynolds initially agreed that Mr. Reynolds would voluntary resign as the Company’s Executive Vice President and Chief Financial Officer, effective May 30, 2025. At that time, Mr. Reynolds and the Company entered into an Executive Transition and Separation Agreement, pursuant to which Mr. Reynolds was entitled to receive a one-time cash payment equal to the approximate value of 12 months of his base salary and fiscal 2025 target bonus opportunity, an additional 12 months of vesting of his unvested RSUs, and 12 months of the employer portion of COBRA continuation payments. Subsequently on May 29, 2025, Mr. Reynolds and the Company entered into a Separation Agreement and Release of Claims superseding the Executive Transition and Separation Agreement. Pursuant to the Separation Agreement and Release of Claims, Mr. Reynolds’ sole separation payment and benefit was a single lump sum cash payment of $100,000 paid following the execution of a customary release of claims in favor of the Company.

Other Compensation Elements and Practices
Health and Welfare Benefits. Generally, our NEOs are eligible to and participate in only those benefit and retirement programs available to other U.S. employees, including our Section 401(k) retirement savings plan, health and welfare plans and group term life insurance plan. Our NEOs receive matching contributions under the Section 401(k) plan consistent with other participating employees. We match 100% of the first 1% of an employee’s contribution, and 50% of the next 5% of an employee’s eligible contribution.
Consistent with our compensation philosophy, the Committee seeks to limit the perquisites and other personal benefits provided to our NEOs. Our SLT members, including our NEOs, are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage our SLT members to receive regular comprehensive physical examinations, as their future health and well-being are important to our success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once per calendar year at a facility designated by us.
In connection with Mr. Feurle’s appointment as CEO in May 2025, the Company agreed to reimburse Mr. Feurle up to $200,000 for expenses incurred in connection with his relocation to the Durham, North Carolina area, grossed up for income and withholding taxes based on the marginal tax rate applicable to compensation disbursed at the time of payment.
No NEO other than Mr. Feurle received perquisites or other personal benefits exceeding $10,000 in fiscal 2025.
Share Ownership Guidelines. Our Board of Directors has adopted Corporate Governance Guidelines that include share ownership guidelines for the non-employee members of our Board of Directors and our executive officers, including our NEOs. Under these guidelines, within five years after election or appointment:
•our CEO is encouraged to hold shares of our common stock with a value not less than six times his annual base salary;
•each other executive officer, including our CFO, is encouraged to hold shares of our common stock with a value not less than two times the executive officer’s annual base salary; and
•each non-employee member of our Board of Directors is encouraged to hold shares of our common stock with a value not less than five times the sum of the director’s annual cash retainers for service on our Board of Directors and on Board Committees.
Shares held and owned, including outstanding RSU awards, count toward the share ownership requirement. Any outstanding stock option (vested or unvested) and outstanding PSU award does not count toward the share ownership requirement. Given the five-year transition period, presently all non-employee directors and executive officers are compliant with their respective stock ownership guideline.
Anti-Hedging and Pledging Policies. We have adopted a Securities Trading Policy that prohibits all employees, including our executive officers and the non-employee members of our Board of Directors from entering into any pledging or margin account transactions involving our equity securities. In addition, the Securities Trading Policy provides that hedging transactions in our equity securities are prohibited for all employees (including our executive officers) and the non-employee members of our Board of Directors.
Compensation Recovery Policy. The Committee has adopted a compensation recovery policy as required by Exchange Act Rule 10D-1 and the corresponding listing standards of the NYSE, which provides for the mandatory recovery from current and former executive officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Deductibility of Executive Compensation. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring our executive compensation program and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
Accounting for Stock-Based Compensation. FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards granted under our equity incentive award plans. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain plans and programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Option Awards. The Company does not grant stock options, stock appreciation rights or similar option-like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and does not time the public release of such information based on stock option grant dates. Grants of stock options are awarded either on a preestablished date during an “open trading window” or in connection with an individual’s date of hire. During the last completed fiscal year, we have not granted options to any NEO during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management on September 23, 2025 and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE*

Marvin A. Riley (Former Chair)
Glenda M. Dorchak
Duy-Loan T. Le
Thomas H. Werner

* The Compensation Discussion and Analysis was reviewed and discussed and recommended to the Board of Directors for inclusion in this proxy statement on September 23, 2025 by members of the Compensation Committee as of that date. The terms of Mr. Riley, Ms. Dorchak, Ms. Le, and Mr. Werner on the Board of Directors ended in connection with our emergence from Chapter 11 bankruptcy on September 29, 2025.

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s named executive officers during fiscal 2025.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)
(a)	(b)	(c)	(d)		(e)	(g)	(i)		(j)
Robert A. Feurle	2025	$150,000	$500,000	(5)	—	—	—		$650,000
CEO (4)

David T. Emerson, Ph.D.	2025	$7,212	—		—	—	—		$7,212
Executive Vice President and COO (6)

Kevin M. Speirits	2025	$390,000	$119,500	(8)	$259,742	$19,500	$14,525		$803,267
Interim CFO (7)

Thomas H. Werner	2025	$886,125	—		$832,590	—	$277,500	(10)	$1,996,215
Former Executive Chair (9)

Gregg A. Lowe	2025	$444,156	—		$6,729,960	—	$1,324,456	(11)	$8,498,571
Former President and CEO	2024	$875,000	—		$10,329,212	$183,750	$11,762		$11,399,724
	2023	$875,000	—		$11,285,988	$306,250	$10,601		$12,477,839

Neill P. Reynolds	2025	$586,154	—		$2,691,959	—	$111,542	(12)	$3,389,655
Former Executive Vice President	2024	$600,000	—		$4,131,604	$90,000	$11,396		$4,833,000
and CFO	2023	$600,000	—		$4,514,384	$150,000	$10,675		$5,275,059

________________
(1)Represents the aggregate grant date fair value of service-based RSUs and PSUs granted during the fiscal years shown calculated in accordance with ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 29, 2025 for assumptions used in the calculations. For the PSUs that vest based on relative TSR, the probable outcome of achievement and grant date fair value was determined using a Monte Carlo simulation model. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. Outstanding RSUs and PSUs were cancelled in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.
(2)Amounts listed in column (g) represent amounts paid under our Annual Short-Term Cash Bonus Program. For additional information regarding the 2025 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(3)Amounts listed in column (i) include matching contributions to the 401(k) retirement plan. No named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2023 through 2025 unless otherwise noted or previously disclosed.
(4)Mr. Feurle was appointed as Chief Executive Officer effective May 1, 2025.
(5)Amount listed in column (d) represents the first installment of a cash sign-on bonus in the aggregate amount of $1,000,000, to be paid in two equal installments.
(6)Dr. Emerson was appointed as Executive Vice President and Chief Operating Officer effective June 23, 2025.
(7)Mr. Speirits served as Interim Chief Financial Officer from May 30, 2025 to September 1, 2025. Mr. Speirits previously served as Senior Vice President, Finance, and remained in this role during and following his service as Interim Chief Financial Officer.
(8)Amount listed in column (d) represents (i) a lump sum retention payment awarded in connection with Mr. Speirits’ appointment as Interim Chief Financial Officer and (ii) the 10% discretionary increase to the calculated bonus payout percentage under the 2025 Annual Short-Term Cash Bonus Program as described in “Compensation Discussion and Analysis” above.

(9)Mr. Werner served as Executive Chair, in which role he served as the Company’s principal executive officer on an interim basis, from November 18, 2024 to May 1, 2025.
(10)Amount reported includes $277,500 of fees paid in cash to Mr. Werner for his service on our Board of Directors prior to and following his service as Executive Chair.
(11)Amount reported includes $1,323,193 paid pursuant to the Change in Control Agreement between us and Mr. Lowe (see “Compensation Discussion and Analysis—Post-Termination Compensation Arrangements—Change in Control Agreement with Mr. Lowe” above for more information).
(12)Amount reported includes $100,000 paid pursuant to the Separation Agreement between us and Mr. Reynolds (see “Compensation Discussion and Analysis—Post-Termination Compensation Arrangements—Separation Agreement with Mr. Reynolds” above for more information).

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2025. All RSUs and PSUs were granted under the LTIP. No stock options were granted to the named executive officers in fiscal 2025.
Grants of Plan-Based Awards in Fiscal 2025

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (3)		Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Robert A.	—	—	—	—	—	—		—		—		—		—
Feurle

David T.	—	—	—	—	—	—		—		—		—		—
Emerson,
Ph.D.

Thomas H.	12/31/2024	—	—	—	—	—		—		—		39,138	(2)	$260,659
Werner	1/31/2025	—	—	—	—	—		—		—		34,201	(2)	$209,652
	2/28/2025	—	—	—	—	—		—		—		36,947	(2)	$213,554
	3/31/2025	—	—	—	—	—		—		—		22,500	(2)	$68,850
	4/30/2025	—	—	—	—	—		—		—		22,500	(2)	$79,875

Kevin M.	—	—	$48,750	$195,000	$390,000	—		—		—		—		—
Speirits	8/1/2024	7/18/2024	—	—	—	—		—		—		15,809	(3)	$259,742

Gregg A.	—	—	$306,250	$1,225,000	$2,450,000	—		—		—		—		—
Lowe	8/1/2024	7/18/2024	—	—	—	94,860	(4)	189,719	(4)	379,438	(4)	—		$4,651,910
	8/1/2024	7/18/2024	—	—	—	—		—		—		126,479	(5)	$2,078,050

Neill P.	—	—	$150,000	$600,000	$1,200,000	—		—		—		—		—
Reynolds	8/1/2024	7/18/2024	—	—	—	37,944	(4)	75,887	(4)	151,774	(4)	—		$1,860,749
	8/1/2024	7/18/2024	—	—	—	—		—		—		50,591	(5)	$831,210

________________
(1)    Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under our 2025 Annual Short-Term Cash Bonus Program. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Threshold payment amounts assume only the attainment of the minimum performance level for each individual goal and are paid at 25% of the target incentive. Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target goals. Maximum payment amounts reflect the payout cap of 200% of the target incentive, which assumes goal attainment of the maximum goals. For fiscal 2025, the annual operational, financial and business goal targets approved by the Compensation Committee were stated in terms of revenue, non-GAAP gross margin, adjusted EBITDA, and accomplishment of ESG initiatives. For additional information regarding the 2025 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(2)    The RSUs granted to Mr. Werner were to vest in full on the first anniversary of the date of grant, provided that Mr. Werner continued service as a member of the Board of Directors. The RSUs were cancelled in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.
(3)    The RSUs granted to Mr. Speirits were to vest in two annual installments commencing on the first anniversary of the date of grant, provided that Mr. Speirits continued service as an employee. The 7,904 unvested portion of the RSUs were cancelled in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.
(4)    The target represents the number of PSUs granted on the grant date. Actual shares earned and issued were to be determined at the end of the measurement period (three years after grant date) and calculated by measuring the Company’s relative TSR on the third anniversary of the grant date as compared to the TSR Peer Group. If the Company’s TSR performance was at the 75th percentile or higher, the maximum number of shares were to be issued (200% of target). If the Company’s

TSR performance was at the 55th percentile, the target number of shares were to be issued. If the Company’s TSR performance was at the 25th percentile, the threshold number of shares were to be issued (50% of target). For additional information regarding the fiscal 2025 PSU awards, see “Compensation Discussion and Analysis” above. However, with respect to Mr. Lowe, only those PSUs that were to vest within 18 months of the termination of Mr. Lowe’s employment in November 2024 continued to vest until their cancellation in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy. With respect to Mr. Reynolds, all PSUs were forfeited in connection with his separation from the Company.
(5)    The RSUs granted to Messrs. Lowe and Reynolds were to vest according to their terms in four equal installments commencing August 1, 2024. However, with respect to Mr. Lowe, only those RSUs that were to vest within 18 months of the termination of Mr. Lowe’s employment in November 2024 continued to vest until their cancellation in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy. With respect to Mr. Reynolds, all unvested RSUs were forfeited in connection with his separation from the Company. For additional information, see “Compensation Discussion and Analysis—Post-Termination Compensation Arrangements” above.
Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 29, 2025.
Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Robert A. Feurle	—		—	—		—

David T. Emerson, Ph.D.	—		—	—		—

Kevin M. Speirits	20,920	(3)	$8,577	—		—

Thomas H. Werner	155,286	(4)	$63,667	—		—

Gregg A. Lowe	61,639	(5)	$25,272	58,593	(6)	$24,023

Neill P. Reynolds	—		—	—		—

________________
(1)    The RSUs and PSUs listed were granted under the LTIPs.
(2)    Market value of shares that have not vested is based on $0.41 per share (the closing price of our common stock as reported by the NYSE on June 27, 2025, the last trading day of the Company’s fiscal 2025).
(3)    Includes RSUs that vested as to 10,795 shares on August 1, 2025 and RSUs that were to vest as to 1,111 shares on March 1, 2026, as to 7,904 shares on August 1, 2026, and as to 1,110 shares on March 1, 2027.
(4)    Includes RSUs that were to vest as to 39,138 shares on December 31, 2025, as to 34,201 shares on January 31, 2026, as to 36,947 shares on February 28, 2026, as to 22,500 shares on March 31, 2026, and as to 22,500 shares on April 30, 2026.
(5)    Outstanding RSUs vested in full on August 1, 2025.
(6)    Outstanding PSUs scheduled to vest on August 1, 2025 were canceled as a result of the applicable performance targets for FY2022-FY2025 period not being satisfied.

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of RSUs held by the named executive officers during fiscal 2025.
Option Exercises and Stock Vested in Fiscal 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Feurle	—	—

David T. Emerson, Ph.D.	—	—

Kevin M. Speirits	6,885	$101,288	(1)

Thomas H. Werner	—	—

Gregg A. Lowe	41,886	$688,187	(2)

Neill P. Reynolds	13,503	$221,854	(3)

________________
(1)    The value realized on vesting is based on $16.43 per share (the closing price of our common stock as reported by the NYSE on August 1, 2024) as to 5,774 RSU shares and $5.78 per share (the closing price of our common stock as reported by the NYSE on February 28, 2025) as to 1,111 RSU shares.
(2)    The value realized on vesting is based on $16.43 per share (the closing price of our common stock as reported by the NYSE on August 1, 2024) as to 41,886 RSU shares.
(3)    The value realized on vesting is based on $16.43 per share (the closing price of our common stock as reported by the NYSE on August 1, 2024) as to 13,503 RSU shares.

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Severance Arrangements for Mr. Feurle and Dr. Emerson
The Employment Agreement with Mr. Feurle and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason during the change in control period (under the Employment Agreement) or in connection with a change in control (under the SLT Severance Plan). Mr. Feurle (under the Employment Agreement) and Dr. Emerson (under the SLT Severance Plan), if their employment is terminated by us without cause but not as a result of their death or long-term disability, or by the executive for good reason, and the termination was during a change of control period or in connection with a change in control, respectively, will be entitled to receive the following benefits:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a lump sum payment equal to 24 months of Mr. Feurle’s annual base salary;	•	continued payment of the executive’s regular salary for 18 months;
•	a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs;	•	a lump sum payment equal to 1.5 times the executive’s target annual incentive award for the year in which the termination occurs;
•	contribution to COBRA coverage through the earlier of (i) 24 months following the termination date and (ii) the date Mr. Feurle becomes eligible for healthcare coverage under another provider’s plan; and	•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for the executive;
•	acceleration of vesting of each outstanding equity award, in each case, with respect to 100% of the then-unvested shares subject to such outstanding award effective as of immediately prior to Mr. Feurle’s termination date.	•	accelerated vesting of RSUs and options that are subject to time-based vesting requirements only, so that they become vested by the date employment terminates, and deemed vesting of any unvested PSUs at the greater of (i) the target level and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and
		•	outplacement benefits for 12 months.
In the event amounts payable under the Employment Agreement or SLT Severance Plan, as applicable, or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and it is determined that any payment or benefit made or provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the payments to such executive under the Employment Agreement or SLT Severance Plan, as applicable, will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in the executive receiving the greatest after tax payment.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason Not During Change of Control Period or in Connection with a Change in Control
The Employment Agreement with Mr. Feurle and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason not during a change in control period (under the Employment Agreement) or in connection with a change in control (under the SLT Severance Plan). Mr. Feurle (under the Employment Agreement) and Dr. Emerson

(under the SLT Severance Plan), if their employment is terminated by us without cause but not as a result of their death or long-term disability, or by the executive for good reason, and the termination was not during a change in control period or in connection with a change in control, respectively, will be entitled to receive the following benefits:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a lump sum payment equal to 18 months of Mr. Feurle’s annual base salary;	•	continued payment of the executive’s base salary for 12 months;
•	a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurred;	•	a lump sum payment equal to the executive’s target annual incentive award for the fiscal year in which the termination occurred;
•	contributions to COBRA coverage through the earlier of (i) 18 months following the termination date and (ii) the date Mr. Feurle becomes eligible for healthcare coverage under another provider’s plan; and	•
reimbursement for the additional costs of continuing the executive’s group medical, dental and vision coverage under COBRA for 12 months or until he is eligible for new healthcare coverage, whichever is shorter;

•	conditioned upon Mr. Feurle’s fulfillment of his obligation for consulting, to the extent required by the Company, acceleration of vesting of each outstanding equity award that is scheduled to vest solely based upon Mr. Feurle’s continued services, in each case, with respect to that number of shares of the Company’s common stock subject to such award that would have vested had Mr. Feurle’s employment continued for 18 months following the termination date.	•	conditioned upon the executive’s fulfillment of his obligation for consulting, to the extent required by the Company, continued vesting of RSUs and options during the 12 months following the date of employment termination as if the executive’s employment had not terminated, and continued vesting of PSUs during the 12 months following the date of termination in accordance with the terms of such awards as if the executive’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIPs and the applicable award agreement, including prorating for the portion of time the executive provided services to the Company over the course of the applicable performance period and such additional 12-month period, as applicable; and
		•	outplacement benefits for 12 months.
Further Conditions to Severance Benefits
As a condition to the receipt of the benefits described above under the Employment Agreement, Mr. Feurle must (i) sign a general release of claims against the Company and its affiliates in a form acceptable to the Company that becomes effective and irrevocable within 60 days, or such shorter period of time specified by the Company, following such termination and (ii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Feurle and the Company (the “Confidential Information Agreement”).
As a condition of eligibility to participate in the SLT Severance Plan, each executive must (i) sign and not revoke a release of claims, (ii) sign a participation agreement under which, among other things, such executive agrees to waive any rights he or she might still have under certain other Company sponsored severance programs; and (iii) continue to comply with the terms of the executive’s Confidential Information Agreement, which, in the event that the executive is entitled to severance payments in connection with a change in control as described above, will be amended by the release to provide that the post-separation restrictive period applicable to the noncompetition and nonsolicitation provisions contained therein will extend until the end of the 18-month period following the executive’s termination date (or such longer period used to calculate continued salary payments).
Definitions

The terms “cause,” “good reason,” “change in control”, “change in control period” (with respect to the Employment Agreement) and “in connection with a change in control” (with respect to the SLT Severance Plan) are defined in the Employment Agreement and SLT Severance Plan, as applicable, as follows:
“Cause” means:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	Mr. Feurle’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. Feurle a reasonable period of time to cure;	•	an executive’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of the executive’s position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;
•	any material and willful violation of any federal or state law by Mr. Feurle in connection with his responsibilities as an employee of the Company;	•	any material and willful failure of an executive to comply with Company policies (including but not limited to the Company’s Code of Conduct), applicable government laws, rules and regulations and/or reasonable directives of the CEO or Board of Directors;
•	any act of personal dishonesty taken by Mr. Feurle in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;	•	any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by an executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;
•	Mr. Feurle’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or	•	an executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
•	Mr. Feurle materially breaching his Confidential Information Agreement, which breach is not cured.	•	an executive’s material breach of his Confidential Information Agreement;
•
an executive’s failure to fully disclose any material conflict of interest that he may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

		•	an executive’s commission of any act or omission that has caused or could cause material reputational damage to the Company.

“Good reason” generally means the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, if applicable, subject to certain notice and cure provisions:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a material reduction in Mr. Feurle’s authority, duties or responsibilities, including removal from, or a failure to elect Mr. Feurle to, the Board of Directors;	•	a material reduction in the executive’s authority, duties or responsibilities, provided however, that this will not apply to the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit for which the applicable executive was not the primary executive responsible;
•	a material reduction in Mr. Feurle’s base salary or target annual and long-term incentive compensation, other than a one-time reduction in either case that also is applied to substantially all other executive officers of the Company, provided that Mr. Feurle’s reduction is substantially proportionate to the reduction applied to substantially all other executive officers;	•	a material reduction in the executive’s annual base salary, target annual compensation (bonus), or long-term incentive compensation (including, but not limited to equity compensation);
•	the Company requiring Mr. Feurle to report to anyone other than the Board of Directors; or	•	the Company requiring the executive to report to anyone other than the CEO of the Company; or
•	the Company requiring Mr. Feurle to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from Mr. Feurle’s current principal place of employment.	•	the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from his current principal place of employment.
“Change in control” generally means any of the following events:
•any person or group of persons becomes the beneficial owner of more than 50% of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;
•a sale or other disposition of all or substantially all of our assets;
•stockholder approval of a definitive agreement or plan to liquidate our company;
•a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of more than 50% of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;
•a change in the majority of the incumbent directors of the Board of Directors during any consecutive 24-month period during the executive’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors; or
•the sale, transfer or other disposition of a substantial portion of the stock or assets of a business unit of the Company or a similar transaction as the Board of Directors, in its sole discretion, may determine to be a “change in control”; provided, however, that “change in control” will not include (1) a transaction the sole purpose of which is to change the state of our incorporation; or (2) the initial public offering of the stock of a business unit of our company, and any subsequent sell down of the stock of the business unit by our company.
“Change in control period” means the period of time commencing three months prior to a change in control and ending 24 months following the change in control.
“In connection with a change in control” means either:
•within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or
•within 24 months following a change in control.
Severance Arrangements for Mr. Speirits
Please see “Compensation Discussion and Analysis—Compensation Elements—Mr. Speirits’ Retention Agreement” above for a description of severance payments and benefits for Mr. Speirits in the event of his separation of employment.
Terminations of Messrs. Lowe and Reynolds
During fiscal 2025, Messrs. Lowe and Reynolds terminated their employment with the Company. Please see “Compensation Discussion and Analysis—Post-Termination Compensation Arrangements” above for a description of the post-employment benefits to which Messrs. Lowe and Reynolds were entitled.
LTIPs
The LTIPs provide for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our stockholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIPs to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIPs provide for accelerated vesting of RSUs and PSUs in the event of a participant’s death or upon the effective date of the determination of the executive officer’s long-term disability. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability and paid out at the greater of (a) the target level and (b) the actual performance level (with the date of death or on the effective date of the determination of disability being treated as the ending date for the measurement period). However, the PSUs will not pay out until the end of the applicable three-year period and the payout at that time will be determined based on actual performance.

Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the applicable named executive officers in the event of a termination of employment or change in control, or both.
Except as noted below, payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 27, 2025, the last business day of fiscal 2025, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $0.41, which represents the closing price of our common stock as reported by the NYSE on the last trading day preceding such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2026. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Robert A. Feurle	Termination without cause or resignation	Base salary (18 months)	$1,125,000
	for good reason not during a change in	Incentive awards	750,000
	control period (1)	COBRA premiums (18 months)	9,865
		Continued vesting (18 months)	—
			$1,884,865

	Termination without cause or resignation	Base salary (24 months)	$1,500,000
	for good reason during a change in	Incentive awards	1,500,000
	control period (1)	COBRA premiums (24 months)	13,154
		Vesting acceleration	—
			$3,013,154
David T. Emerson,	Termination without cause or resignation	Base salary (12 months)	$500,000
Ph.D.	for good reason not in connection with a	Incentive awards	500,000
	change in control (1)	COBRA premiums (12 months)	—
		Continued vesting (12 months)	—
		Outplacement services	6,000
			$1,006,000

	Termination without cause or resignation	Base salary (18 months)	$750,000
	for good reason in connection with a	Incentive awards	500,000
	change in control (1)	COBRA premiums (18 months)	—
		Vesting acceleration	—
		Outplacement services	12,000
			$1,262,000
Kevin M. Speirits	Upon separation from the Company	Base salary (12 months)	$390,000
	pursuant to Retention Agreement with	Incentive awards	195,000
	Mr. Speirits (2)	COBRA premiums (12 months)	12,790
		Continued vesting (12 months) (3)	4,881
			$602,671
Gregg A. Lowe	Compensation paid pursuant to Change in	Base salary (18 months)	$1,312,500
	Control Agreement with Mr. Lowe (4)	Incentive awards	—
		COBRA premiums (18 months)	10,693
		Continued vesting (18 months)	25,272
			$1,348,465
Neill P. Reynolds	Compensation paid pursuant to Separation	Lump sum payment	$100,000
	Agreement with Mr. Reynolds (5)		$100,000
________________
(1)    The triggering event, along with resulting benefits, is defined in the Employment Control Agreement for Mr. Feurle and the SLT Severance Plan for Dr. Emerson.
(2)    Represents amounts to which Mr. Speirits would be entitled upon separation of employment pursuant to the Retention Agreement, subject to execution by Mr. Speirits of a Severance Agreement.
(3)    Vesting is automatically accelerated for RSUs in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the LTIPs. This would represent a value of $8,577.
(4)    Represents amounts to which Mr. Lowe was entitled pursuant to the Change in Control Agreement.
(5)    Represents amounts to which Mr. Reynolds was entitled pursuant to the Separation Agreement and Release of Claims.

CEO Pay Ratio Disclosure
Securities and Exchange Commission rules require the Company to disclose the ratio of the total annual compensation of our CEO or other officer serving as our principal executive officer (“PEO”) to the total annual compensation of our median employee.
As of June 29, 2025, we employed approximately 3,438 individuals located primarily in the United States, with less significant representation in China (including Hong Kong), Taiwan, South Korea, Japan, Malaysia, India, and various countries in Europe. We determined our median employee for fiscal 2025 based on the Company’s global employee population as of June 29, 2025.
The median employee compensation was identified using a consistently applied compensation measure of target annual compensation for fiscal 2025 consisting of base salary, estimated profit sharing or incentive compensation with a performance period of one year or less, as applicable, and shift differential, calculated using internal human resources records. As allowed under Securities and Exchange Commission rules, base pay was annualized for full-time or part-time permanent employees hired during fiscal 2025 to reflect a full year of service.
We selected the median employee to determine the required ratio by:
•Calculating the compensation based on the consistently applied measure of target annual compensation as described above of all of our employees except the individuals who served as PEO;
•Determining the median employee from our employee population based on this consistently applied compensation measure; and
•Identifying the ten employees whose target annual compensation was situated above and below this median and calculating total annual compensation for this subset of employees using the same methodology we use for our named executive officers as set forth in the fiscal 2025 Summary Compensation Table in accordance with Item 402 of Regulation S-K (the “Item 402 Rules”), excluding any employee who had anomalous compensation characteristics, to ensure that our selected median employee reflects our population as a whole and supports the reasonableness of our consistently applied compensation measure.
We calculated the total annual compensation of our PEO and of the median employee for fiscal 2025 using the Item 402 Rules. The total annual compensation for our PEO, calculated in the manner described below, was $10,867,286 and the total annual compensation for the median employee was $78,868. Accordingly, the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees was 138 to 1.
Since multiple individuals served as our PEO during fiscal 2025 (including Mr. Wener on an interim basis), we combined the annual total compensation of each of Messrs. Lowe, Werner and Feurle pursuant to Instruction 10 to Item 402(u) of Regulation S-K in order to arrive at the annual total combined compensation of $10,867,286. Mr. Lowe had annual total compensation of $8,498,571, which includes base salary, stock awards and accrued severance. Mr. Werner had total compensation during his service as Executive Chair of $1,718,715, which includes fees paid in cash and stock awards. Mr. Feurle had annual total compensation of $650,000, which includes base salary and a cash bonus. Due to the termination of Mr. Lowe’s employment in November 2024, his annual total compensation includes accrued severance, which we would not anticipate to be included in annual total compensation in future years. Additional details of PEO total compensation is provided in the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission Item 402 Rules based on our payroll and employment records and the methodology described above. Because the Securities and Exchange Commission Item 402 Rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plans
The following table provides information, as of June 29, 2025, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	4,741,613	(3)	—	7,190,755	(4)
Equity compensation plans not approved by security holders	3,288	(5)	—	27,610	(6)
Total	4,744,901		—	7,218,365
________________
(1)    Refers to shares of the Company’s common stock.
(2)    There are no further options to purchase shares of our common stock outstanding under any of our equity compensation plans, including legacy plans under which we will make no more grants.
(3)    Represents shares issuable upon vesting of outstanding RSUs and PSUs under the LTIPs. Outstanding RSUs and PSUs were cancelled in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.
(4)    Includes shares remaining for future issuance under the following plans in the amounts indicated as of June 29, 2025: LTIP – 3,802,232 shares and ESPP – 3,388,523 shares. The LTIP was terminated in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy. The ESPP was terminated in April 2025.
(5)    Represents deferred shares issued under the Employee Director Stock Compensation and Deferral Program, or the Deferral Program.
(6)    Includes shares remaining for future issuance under the Deferral Program as of June 29, 2025. The Deferral Program was terminated in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEO and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compen-sation Table Total for PEO 1 ($) (1)	Summary Compen-sation Table Total for PEO 2 ($) (1)	Summary Compen-sation Table Total for PEO 3 ($) (1)	Compen-sation Actually Paid to PEO 1 ($) (1) (2) (3)	Compen-sation Actually Paid to PEO 2 ($) (1) (2) (3)	Compen-sation Actually Paid to PEO 3 ($) (1) (2) (3)	Average Summary Compen- sation Table Total for Non-PEO NEOs ($) (1)	Average Compen- sation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Revenue ($ Millions) (5)
									TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$8,498,571	$1,996,215	$650,000	$(2,242,723)	$1,227,774	$650,000	$1,400,045	$(158,386)	$0.72	$306.52	$(1,609.2)	$757.6
2024	$11,399,724	—	—	$(1,116,224)	—	—	$4,833,000	$(288,099)	$39.41	$299.72	$(864.2)	$807.2
2023	$12,477,839	—	—	$7,947,159	—	—	$5,275,059	$1,625,479	$85.63	$190.01	$(329.9)	$758.5
2022	$9,282,016	—	—	$(2,027,399)	—	—	$2,702,433	$(818,332)	$123.66	$145.19	$(200.9)	$572.1
2021	$13,287,668	—	—	$19,320,787	—	—	$2,707,751	$9,822,525	$170.75	$170.93	$(522.5)	$525.6
__________________________
(1)    Gregg A. Lowe served as PEO from 2021 to November 2024 (“PEO 1”). Thomas H. Werner served as PEO from November 2024 until May 2025 (“PEO 2”). Robert A. Feurle served as PEO since May 2025 (“PEO 3”). Neill P. Reynolds was our only Non-PEO NEO from 2021 through 2024. Neill P. Reynolds, Kevin Speirits, and David T. Emerson, Ph.D. were our Non-PEO NEOs during 2025.
(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2025	$8,498,571	$(6,729,960)	$(4,011,334)	$(2,242,723)

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2025	$1,996,215	$(832,590)	$64,149	$1,227,774

Year	Summary Compensation Table Total for PEO 3 ($)	Exclusion of Stock Awards for PEO 3 ($)	Inclusion of Equity Values for PEO 3 ($)	Compensation Actually Paid to PEO 3 ($)
2025	$650,000	—	—	$650,000

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	$1,400,045	$(983,900)	$(574,531)	$(158,386)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 1 ($)	Total - Inclusion of Equity Values for PEO 1 ($)
2025	$13,062	$(1,341,837)	—	$(265,132)	(2,417,427)	—	$(4,011,334)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2025	$64,149	—	—	—	—	—	$64,149

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	$2,177	$(38,072)	—	$(46,963)	(491,673)	—	$(574,531)
(4)    The Peer Group TSR set forth in this table utilizes the Philadelphia Semiconductor Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 26, 2025. The comparison assumes $100 was invested for the period starting June 28, 2020, through the end of the listed year in the Company and in the Philadelphia Semiconductor Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)    We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2025. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR over the five most recently completed fiscal years for the Company, and the Philadelphia Semiconductor Index TSR over the same period.

PEOs and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
TSR (6/26/2020 Indexed to $100)
$400
$300
$200
$100
$0
100.00
100.00
19.3
170.93
170.75
9.8
145.19
123.66
-2.0
-0.8
190.01
7.9
85.63
1.6
299.72
39.41
-1.1
-0.3
306.52
1.2
0.7
0.72
-2.2
-0.2
2020
2021
2022
2023
2024
2025
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Wolfspeed, Inc. TSR
Peer Group TSR

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
Net Income ($ Millions)
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
19.3
9.8
-2.0
-0.8
-200.9
7.9
1.6
-329.9
-522.5
-1.1
-0.3
-864.2
-2.2
1.2
0.7
-0.2
-1,609.2
2021
2022
2023
2024
2025
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Wolfspeed, Inc. Net Income

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Revenue during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEO Compensation Actually Paid
Versus Revenue
Compensation Actually Paid ($ Millions)
Revenue ($ Millions)
25
20
15
10
5
0
-5
$1,000
$800
$600
$400
$200
$0
19.3
9.8
525.6
-2.0
-0.8
572.1
7.9
1.6
758.5
-1.1
-0.3
807.2
-2.2
1.2
0.7
-0.2
757.6
2021
2022
2023
2024
2025
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Revenue ($ Millions)

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and non-PEO NEOs for fiscal 2025 to Company performance. The measures in this table are not ranked.

Revenue
Non-GAAP Gross Margin
Adjusted EBITDA
Relative TSR

PROPOSAL NO. 2—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance stockholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of stockholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of stockholders.
As required by Schedule 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, including the discussions related to compensation arrangements for NEOs who were appointed during fiscal 2025 including Mr. Feurle and Dr. Emerson.
Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends
stockholders vote FOR Proposal No. 2.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2025.
Director Compensation for Fiscal 2025

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Glenda M. Dorchak (3)	$196,250	$175,156	$371,406
John C. Hodge (4)	$186,250	$175,156	$361,406
Clyde R. Hosein (5)	$48,750	—	$48,750
Darren R. Jackson (6)	$190,000	$175,156	$365,156
Mark E. Jensen (7)	$55,600	—	$55,600
Duy-Loan T. Le (8)	$190,000	$175,156	$365,156
John B. Replogle (9)	$43,750	—	$43,750
Marvin A. Riley (10)	$183,750	$175,156	$358,906
Thomas J. Seifert (11)	$53,434	$175,156	$228,590
Stacy J. Smith (12)	$220,000	$175,156	$395,156
Paul V. Walsh, Jr. (13)	$55,600	—	$55,600
George H. Young III (14)	$53,269	$175,156	$228,425
__________________________
(1)    Compensation for Mr. Werner’s service on the board of directors is included in the Summary Compensation Table on page 39.
(2)    Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2025 calculated in accordance with ASC Topic 718. These amounts relate to the annual grant of 18,834 RSUs on Dec 5, 2024. All awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2025. The RSUs were cancelled in connection with approval by the Bankruptcy Court of our plan of reorganization and subsequent emergence from Chapter 11 bankruptcy.
(3)    As of June 29, 2025, Ms. Dorchak held 18,134 RSUs which were to vest on December 5, 2025.
(4)    As of June 29, 2025 Mr. Hodge held 18,834 RSUs which were to vest on December 5, 2025. Of the fees earned in fiscal 2025, Mr. Hodge elected to receive $40,625 in shares in lieu of cash fees.
(5)    Represents fees paid to Mr. Hosein through his December 5, 2025 retirement from the Board.
(6)    As of June 29, 2025, Mr. Jackson held 18,134 RSUs which were to vest on December 5, 2025.
(7)    Represents fees paid from Mr. Jensen’s May 8, 2025 appointment date. Includes a quarterly fee of $50,000 paid in cash in lieu of an annual equity award.
(8)    As of June 29, 2025, Ms. Le held 18,134 RSUs which were to vest on December 5, 2025.
(9)    Represents fees paid to Mr. Replogle through his December 5, 2025 retirement from the Board.
(10)    As of June 29, 2025, Mr. Riley held 18,134 RSUs which were to vest on December 5, 2025.
(11)    Represents fees paid to Mr. Seifert through his April 3, 2025 resignation from the Board. Of the fees earned in fiscal 2025, Mr. Smith elected to receive $26,700 in shares in lieu of cash fees.
(12)    As of June 29, 2025, Mr. Smith held 18,834 RSUs which were to vest on December 5, 2025. Of the fees earned in fiscal 2025, Mr. Smith elected to receive $40,000 in shares in lieu of cash fees.
(13)    Represents fees paid from Mr. Walsh’s May 8, 2025 appointment date. Includes a quarterly fee of $50,000 paid in cash in lieu of an annual equity award.
(14)    Represents fees paid to Mr. Young through his April 3, 2025 resignation from the Board.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Each non-employee director then serving on the Board who has been nominated for re-election at the next annual meeting of stockholders has historically been granted RSUs on the date of such re-election at the annual meeting of stockholders, with such RSUs vesting in full on the first anniversary of the date of grant. For fiscal 2025, the number of RSUs granted was determined by dividing $200,000 by the 30 trading-day average closing stock price of the Company’s common stock ending one trading day prior to the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of stockholders have historically been granted RSUs as provided above. For fiscal 2025, the Board determined to suspend the award of RSUs to new directors in light of our restructuring efforts and approve a quarterly cash payment of $50,000 to Messrs. Jensen and Walsh. Vesting of all equity awards is subject to continued service; provided, however, that the Compensation Committee may allow RSUs to continue to vest until the next annual meeting of stockholders for a director who steps down from the Board before his or her time expires under certain circumstances. The Board intends to implement a new equity award component during fiscal 2026.
Under the Schedule of Compensation for Non-Employee Directors, adopted May 1, 2025, non-employee directors are paid the following quarterly cash retainers: $16,250 for service as a member of the Board; $18,750 for service as Chair of the Board; $7,500 for service as Audit Committee Chair; $5,000 for service as Compensation Committee Chair; $3,750 for service as Governance and Nominations Committee Chair; $3,750 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee chairs receive the retainer for service as chair in addition to the retainer for committee membership. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future. In lieu of the retainers described above and in recognition of the additional duties during the executive transition, the Chair of the Board received a monthly retainer of $100,000 per month from May 1, 2025 until August 31, 2025. In recognition of the increased duties of the members of the Board in connection with strategic initiatives pursued by the Board beginning in December 2024 through May 2025, the Board, based on the recommendation of the Compensation Committee and the Governance and Nominations Committee, approved a supplemental director fee for each then serving non-employee director equal to $15,000 per month for each month during such period, paid in a lump-sum of $90,000. The Board intends to approve new cash retainers during fiscal 2026.
During fiscal 2025, non-employee directors had the option to elect to participate in the Deferral Program. Under this plan, a participant received shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares was determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the closing price on the NYSE on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan could also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elected to defer receipt of shares could choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions would be made within ninety days after the date of death. The Deferral Program was cancelled following the end of fiscal 2025. The Board intends to implement a new director deferral program during fiscal 2026.
Compensation Committee Interlocks and Insider Participation
Messrs. Riley and Werner and Mses. Dorchak and Le served on our Compensation Committee during fiscal 2025. Mr. Werner was appointed as Executive Chair from November 18, 2024 to May 1, 2025, during which time he served as the Company’s principal executive officer on an interim basis. Mr. Werner did not serve on our Compensation Committee during the period in which he served as Executive Chair. Except as described in this paragraph, none of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2025. No interlocking relationships existed during fiscal 2025 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2026. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although stockholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the stockholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the stockholders.
The Board of Directors recommends
stockholders vote FOR Proposal No. 3.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.wolfspeed.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2025 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE*
Darren R. Jackson, Chair
John C. Hodge
Paul V. Walsh, Jr.
Mark E. Jensen

* The Report of the Audit Committee was approved on August 18, 2025 by members of the Audit Committee as of that date. The terms of Messrs. Jackson and Hodge on the Board of Directors ended in connection with our emergence from Chapter 11 bankruptcy on September 29, 2025.
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2025	Fiscal 2024
Audit Fees	$3,359,648	$3,649,989
Audit-Related Fees	—	—
Tax Fees	91,884	85,170
All Other Fees	2,000	2,000
Total	$3,453,532	$3,737,159
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chair. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2025 and fiscal 2024 were approved pursuant to these procedures.

OTHER MATTERS
Other Business
Other than the election of the seven directors listed in this proxy statement, the advisory (nonbinding) vote to approve executive compensation, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 28, 2026, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2025 Annual Meeting of Stockholders. Under the Company’s Bylaws, any stockholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by August 1, 2025. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the proxies solicited by the Board of Directors may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission such proxies cannot be voted for more than ten nominees.
2026 Annual Meeting of Stockholders
Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2026 must be received by the Company not later than July 2, 2026, which we believe is a reasonable time before we expect to print and mail proxy materials, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other stockholder proposals to be presented at the annual meeting in 2026, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than September 17, 2026, nor earlier than August 18, 2026. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by the Company’s Bylaws and Rule 14a-19(b), which notice must be delivered to the Secretary of the Company not later than October 17, 2026. The Company or the chair of the meeting at the annual meeting of stockholders may refuse to accept any such proposal that is not in proper form or submitted in compliance with the procedures specified in the Company’s Bylaws or Rule 14a-19, as applicable.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Governance and Nominations Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval when deemed advisable.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be evaluated by the Governance and Nominations Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any stockholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2026 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2026 Annual Meeting of Stockholders” above.
Stockholder and Interested Party Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between the Board of Directors and stockholders or other interested parties as a matter of corporate governance. To that end the Board of Directors has established a process for use by stockholders and other interested parties who desire to bring matters to the Board’s attention. The process is intended to provide stockholders and other interested parties one means of communicating with directors and is not intended to be exclusive.
Stockholders and other interested parties who desire to send a communication to members of the Board of Directors (including any individual director or the independent members as a group) may submit it either by e-mail addressed to corpsecretary@wolfspeed.com or by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. If the communication is from a stockholder, the communication should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all or the applicable members of the Board of Directors periodically depending on the circumstances of the communication, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to stockholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company expects to engage MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $40,000 in total. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 29, 2025 (without exhibits), including financial statements, will be furnished without charge to any stockholder whose proxy is solicited hereby upon written request directed to: Vice President, External Affairs, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Stockholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to corpsecretary@wolfspeed.com, by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Stockholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2025 Annual Meeting of Stockholders will be held virtually at www.virtualshareholdermeeting.com/WOLF2025 on Tuesday, December 16, 2025, at 12:00 p.m. local time.
Dated: October 23, 2025

WOLFSPEED, INC. 4600 SILICON DRIVE DURHAM, NC 27703

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/WOLF2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WOLFSPEED, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V80580-P36868	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLFSPEED, INC. The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS Nominees: 01) Anthony M. Abate 02) Michael W. Bokan 03) Robert A. Feurle 04) Hong Q. Hou	05) Mark E. Jensen 06) Eric S. Musser 07) Paul V. Walsh, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3: 2. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION					For ☐	Against ☐	Abstain ☐
3. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 28, 2026					☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournments thereof, the persons named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated October 23, 2025, receipt of which is hereby acknowledged.

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V80581-P36868

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WOLFSPEED, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 16, 2025
The undersigned hereby appoints Robert A. Feurle and Melissa Garrett, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Wolfspeed, Inc. (the “Company”) that the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/WOLF2025 on Tuesday, December 16, 2025 at 12:00 p.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE